Exhibit 2.1

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) dated effective as of February 1, 2021 by and among SAGENET LLC, an Oklahoma limited liability company (“Buyer”), BALLANTYNE STRONG, INC., a Delaware corporation (“Parent”), SDM HOLDCO, INC., a Delaware corporation (“Seller”) and CONVERGENT LLC, a Georgia limited liability company (the “Company”), recites and provides as follows:

Recitals

A. Parent owns 100% of the issued and outstanding capital stock of Seller (“Seller Stock”).

B. Seller owns 100% of the issued and outstanding limited liability company membership interests in the Company (the “Company Equity”).

C. Buyer wishes to purchase from Seller, and Seller desires to sell to Buyer, the Company Equity for the consideration and on the terms set forth in this Agreement.

D. Defined terms used herein are defined in the list of definitions contained in Section 9.9(e) and sometimes directly in the text in which they are used.

NOW THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Article 1

EQUITY PURCHASE TRANSACTION

1.1 Agreement to Purchase and Sell the Company Equity. At Closing, Buyer shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer, on the terms and subject to the conditions contained in this Agreement, the Company Equity, free and clear of all Liens of any kind or nature.

1.2 Purchase Price. The aggregate purchase price for the Company Equity (the “Purchase Price”) is an amount equal to:

(a) $17,500,000;

(b) plus an amount of Seller Conversion Expenses equal to $113,181;

(c) minus the aggregate amount of the Seller Transaction Expenses; and

(d) minus the amount, if any, by which the Net Working Capital as of the Closing Date is less than $500,000 (the “Net Working Capital Target”).

1.3 Closing and Closing Payments.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirton McConkie PC in Salt Lake City, Utah at 2:00 p.m. Eastern Time, or such other place, or by remote communication, as agreed to by the parties, on the date hereof (the “Closing Date”). The foregoing notwithstanding, the parties hereby agree that it is their mutual intent that, for the limited purposes of calculating Cash and Net Working Capital and otherwise determining which party enjoys the economic benefits and bears the economic burdens associated with ownership of the Company, the Closing shall be deemed to have occurred at 12:01 a.m. on the Closing Date and that any reference to “Closing” in this Agreement or the Transaction Documents shall be interpreted in accordance with such intent.

(b) For purposes of the Closing, Buyer shall pay to Seller an amount equal to $17,500,000.00 (the “Closing Estimate Payment”), representing the parties’ good faith estimate of the Purchase Price. Buyer and Seller acknowledge and agree that at Closing, the Company or the Subsidiary will hold the Indebtedness with the third parties and in the amounts set forth on Schedule 1.3(b) (the “Continuing Indebtedness”). The final Purchase Price shall be determined, and any necessary adjustment payments shall be made, following the Closing in accordance with the provisions of Sections 1.4 through 1.6. Buyer shall pay the Closing Estimate Payment as follows: (i) Buyer shall pay to Seller (or shall cause payments to be made on behalf of the Company or the Subsidiary, as set forth below) an aggregate cash amount equal to $15,000,000 (the “Closing Cash Payment”), as set forth in Section 1.3(c); and (ii) Buyer shall execute and deliver to Seller an unsecured subordinated promissory note in the original principal amount of $2,500,000.00, in the form attached hereto as Exhibit A (the “Purchase Price Note”).

(c) At the Closing, Buyer shall pay the Closing Cash Payment as follows:

(i) first, Buyer shall pay the amount of Seller Conversion Expenses set forth in Section 1.2(b) in cash by wire transfer of immediately available funds in the amounts and to the accounts specified with respect to each such creditor, which instructions Seller shall cause to be provided to Buyer prior to the Closing Date;

(ii) second, Buyer shall pay the Seller Transaction Expenses in cash by wire transfer of immediately available funds in the amounts and to the accounts specified with respect to each such creditor, which instructions Seller shall cause to be provided to Buyer prior to the Closing Date;

(iii) third, Buyer shall deposit with Wilmington Trust, N.A. (together with its successors and permitted assigns, the “Escrow Agent”) (A) an amount equal to $500,000 (the “Indemnification Escrow Amount”) as a source for the payment and discharge of any indemnification obligations owed to any Buyer Indemnified Party as set forth herein, (B) an amount equal to $500,000 (the “Adjustment Escrow Amount”) as a source for the payment and discharge of any adjustments to the Purchase Price payable to Buyer pursuant to Section 1.4 below, and (C) an amount equal to $1,000,000 (the “Specified Party Escrow Amount”, and, together with the Indemnification Escrow Amount, the Adjustment Escrow Amount and all accrued interest and earnings thereon, the “Escrow Funds”), as a source for the payment and discharge of any indemnification obligations owed to any Buyer Indemnified Party pursuant to Section 5.2 below, to be paid by wire transfer of immediately available funds pursuant to wire instructions obtained from the Escrow Agent, to be held, invested and distributed by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement to be entered into as of the Closing by Buyer, Seller and the Escrow Agent (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Escrow Agreement”); and

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(iv) fourth, Buyer shall pay to Seller an amount of cash equal to $15,000,000.00 plus the amount paid in accordance with Section 1.3(c)(i) above and less the amounts paid in accordance with Section 1.3(c)(ii) and (iii) above, in cash by wire transfer of immediately available funds to the bank account(s) designated by Seller by written notice to Buyer prior to the Closing Date.

1.4 Purchase Price Adjustment. Following the Closing, the Purchase Price shall be adjusted as follows in accordance with the adjustments and procedures set forth in Sections 1.5 and 1.6. After the final determination of the Purchase Price pursuant to the provisions and procedures set forth in Sections 1.5 and 1.6, if the Closing Estimate Payment exceeds the Purchase Price as finally determined, Buyer and Seller shall immediately jointly instruct the Escrow Agent to (i) pay such excess, up to the amount of the Adjustment Escrow Amount, in cash to Buyer from the Escrow Funds within five (5) Business Days following the final determination of the Purchase Price and (ii) pay the balance of the Adjustment Escrow Amount, if any, to Seller in accordance with the Escrow Agreement within five (5) Business Days following the final determination of the Purchase Price. In the event the Adjustment Escrow Amount is less than such excess, then Seller shall pay to Buyer the amount of such shortfall within five (5) Business Days following the final determination of the Purchase Price, in immediately available funds to an account designated by Buyer to Seller in writing. If the Closing Estimate Payment is less than the Purchase Price as finally determined, Buyer shall pay to Seller, to an account designated in writing by Seller, an amount equal to the difference between the Purchase Price and the Closing Estimate Payment within five (5) Business Days following the final determination of the Purchase Price. Following payment of the amounts, if any, in accordance with this Section 1.4, the balance, if any, of the Adjustment Escrow Amount shall be paid to Seller (and Seller and Buyer will take all actions required under the Escrow Agreement to cause such payment to be made) within five (5) Business Days following the final determination of the Purchase Price.

1.5 Preparation of Closing Statement. The amount of Net Working Capital, the Seller Conversion Expenses and the Seller Transaction Expenses shall be determined from a consolidated balance sheet of the Company and the Subsidiary as of the close of business two (2) Business Days prior to the Closing Date and shall be provided by Seller (the “Closing Statement”). A final Closing Statement (“Final Closing Statement”) shall be prepared by Buyer in accordance with GAAP, applied consistently with the past practices of the Company and the Subsidiary and the accounting principles and procedures set forth on Schedule 1.5 attached hereto (the “Net Working Capital Schedule”). Buyer shall deliver the Final Closing Statement ten (10) Business Days following the two hundred seventieth (270th) day after the Closing Date.

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1.6 Review of Final Closing Statement. Buyer will, and will cause the Company and the Subsidiary to, (a) provide Seller and its representatives with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), supporting data and facilities of the Company and the Subsidiary and employees of the Company and the Subsidiary responsible for the preparation of the Final Closing Statement for purposes of their review of the Final Closing Statement, and (b) cooperate in all reasonable respects with Seller and its representatives in connection with such review. If Seller has any objections to the Final Closing Statement, Seller will deliver to Buyer a statement setting forth its objections thereto (an “Objections Statement”), which statement will identify in reasonable detail those items and amounts to which Seller objects (the “Disputed Items”). If an Objections Statement is not delivered to Buyer within thirty (30) days after delivery of the Final Closing Statement, the Final Closing Statement as prepared by Buyer will be final, binding and non-appealable by the parties. Seller and Buyer will negotiate in good faith to resolve the Disputed Items, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objections Statement to Buyer, Seller or Buyer may submit, within ten (10) days after the expiration of the 30-day period and with a copy of such submission to the other party, any unresolved Disputed Items to Dixon Hughes Goodman, LLP (the “Accounting Firm”). In the event the parties submit any unresolved Disputed Items to the Accounting Firm, each party will submit a Final Closing Statement (which in the case of each party may be a Final Closing Statement that, with respect to the unresolved Disputed Items (but not, for the avoidance of doubt, with respect to any other items), is different than the Final Closing Statement initially submitted to Seller, or the Objections Statement delivered to Buyer, as applicable) together with such supporting documentation as it deems appropriate, to the Accounting Firm, with a copy to the other party, within thirty (30) days after the date on which such unresolved Disputed Items were submitted to the Accounting Firm for resolution. Seller and Buyer will each be entitled to meet with the Accounting Firm and will use their respective commercially reasonable efforts to cause the Accounting Firm to resolve such dispute as soon as practicable, but in any event within thirty (30) days after the date on which the Accounting Firm receives the Final Closing Statement prepared by Seller and Buyer. The Accounting Firm shall review only the unresolved Disputed Items and will resolve such items by issuing a written ruling, which shall include a revised Final Closing Statement consistent with the principles stated in Section 1.5 and setting forth the Accounting Firm’s calculation of the items to be included in the Final Closing Statement (provided that the Accounting Firm’s resolution of each unresolved Disputed Item shall consist of the determination of an appropriate value for each such item, which value shall be equal to one of, or between, the values proposed in the Final Closing Statement submitted by Buyer to the Accounting Firm and in the Final Closing Statement submitted by Seller to the Accounting Firm). Seller and Buyer will use their respective commercially reasonable efforts to cause the Accounting Firm to notify them in writing of its resolution of such dispute as soon as practicable. The Final Closing Statement rendered by the Accounting Firm will be final, binding and non-appealable by the parties. Each party will bear its own costs and expenses in connection with the resolution of such dispute by the Accounting Firm. Buyer shall bear a portion of the costs and expenses of the Accounting Firm determined by multiplying the total such costs and expenses by a fraction, the numerator of which is equal to the aggregate dollar amount of the unresolved Disputed Items submitted to the Accounting Firm that are resolved by the Accounting Firm in Seller’s favor, and the denominator of which is the aggregate dollar amount of such unresolved Disputed Items. Seller shall bear the balance of such costs and expenses.

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1.7 Allocation of Purchase Price. Within ninety (90) days after the Closing Date, Buyer shall deliver to Seller a schedule allocating the Purchase Price (including any Liabilities assumed by Buyer that are treated as consideration for Tax purposes) among the assets of the Company and the Subsidiary in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (the “Allocation Schedule”). If Seller has any objections to the Allocation Schedule, Seller will deliver to Buyer an Objections Statement setting forth its objections thereto, which statement will identify in reasonable detail the Disputed Items. If an Objections Statement is not delivered to Buyer within thirty (30) days after delivery of the Allocation Schedule, the Allocation Schedule as prepared by Buyer will be final, binding and non-appealable by the parties. Seller and Buyer will negotiate in good faith to resolve the Disputed Items, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objections Statement to Buyer, Seller or Buyer may submit, within ten (10) days after the expiration of the 30-day period and with a copy of such submission to the other party, any unresolved Disputed Items to the Accounting Firm. In the event the parties submit any unresolved Disputed Items to the Accounting Firm, each party will submit an Allocation Schedule (which in the case of each party may be an Allocation Schedule that, with respect to the unresolved Disputed Items (but not, for the avoidance of doubt, with respect to any other items), is different than the Allocation Schedule initially submitted to Seller, or the Objections Statement delivered to Buyer, as applicable) together with such supporting documentation as it deems appropriate, to the Accounting Firm, with a copy to the other party, within thirty (30) days after the date on which such unresolved Disputed Items were submitted to the Accounting Firm for resolution. Seller and Buyer will each be entitled to meet with the Accounting Firm and will use their respective commercially reasonable efforts to cause the Accounting Firm to resolve such dispute as soon as practicable, but in any event within thirty (30) days after the date on which the Accounting Firm receives the Allocation Schedules prepared by Seller and Buyer. The Accounting Firm shall review only the unresolved Disputed Items and will resolve such items by issuing a written ruling, which shall include a revised Allocation Schedule prepared in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (provided that the Accounting Firm’s resolution of each unresolved Disputed Item shall consist of the determination of an appropriate value for each such item, which value shall be equal to one of, or between, the values proposed in the Allocation Schedules submitted by Buyer and Seller to the Accounting Firm). Seller and Buyer will use their respective commercially reasonable efforts to cause the Accounting Firm to notify them in writing of its resolution of such dispute as soon as practicable. The Allocation Schedule rendered by the Accounting Firm will be final, binding and non-appealable by the parties. Each party will bear its own costs and expenses in connection with the resolution of such dispute by the Accounting Firm. Buyer shall bear a portion of the costs and expenses of the Accounting Firm determined by multiplying the total such costs and expenses by a fraction, the numerator of which is equal to the aggregate dollar amount of the unresolved Disputed Items submitted to the Accounting Firm that are resolved by the Accounting Firm in Seller’s favor, and the denominator of which is the aggregate dollar amount of such unresolved Disputed Items. Seller shall bear the balance of such costs and expenses. Once the Allocation Schedule has been finalized, Seller (and its Affiliates) and Buyer (and its Affiliates) shall not take any position inconsistent with the final Allocation Schedule on any Tax Return or otherwise.

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Article 2

REPRESENTATIONS AND WARRANTIES PERTAINING TO THE COMPANY AND THE SUBSIDIARY

As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Seller hereby represent and warrant to Buyer as follows (for the avoidance of doubt, for purposes of this Article 2, references to the Company and the Subsidiary shall include the Company and the Subsidiary as they existed prior to the Conversions, to the extent that any representation or warranty relates to any period in time prior to the consummation of the Conversions):

2.1 Capitalization. The Company Equity and all of the Equity Interests of the Subsidiary have been duly authorized, validly issued and are fully paid and non-assessable, and are owned of record and beneficially as set forth on Schedule 2.1, free and clear of all Liens. None of the Company Equity or Equity Interests of the Subsidiary was issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. There are no outstanding (a) securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interest in the Company or the Subsidiary; (b) options, warrants, calls, rights or other agreements, to which Parent, Seller, the Company or the Subsidiary is a party, to purchase or subscribe for any Equity Interest in the Company or the Subsidiary; or (c) contracts, commitments, agreements, understandings or arrangements of any kind, to which Parent, Seller, the Company or the Subsidiary is a party, relating to the issuance of any Equity Interest in the Company or the Subsidiary or any such convertible or exchangeable securities or any such options, warrants, calls or rights. None of Parent, Seller, the Company or the Subsidiary is a party to any voting trust or other voting agreement with respect to any Equity Interest in the Company or the Subsidiary or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of any Equity Interest in the Company or the Subsidiary. Upon Closing, Buyer shall own 100% of the Company Equity, free and clear of all Liens.

2.2 Authority. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver, and to perform its obligations under the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) the Transaction Documents to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

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2.3 Incorporation, Organization and Qualification. Each of the Company and the Subsidiary is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Georgia. Each of the Company and the Subsidiary has full limited liability company power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Each of the Company and the Subsidiary is duly qualified to do business and in good standing (if applicable), in the applicable jurisdictions (which are set forth on Schedule 2.3) in which the character of the properties owned or leased by the Company or the Subsidiary or in which the conduct of its business requires it to be so qualified, except (i) with respect to any required updates to such qualifications with such jurisdictions following the Conversions, and (ii) where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on the Company or the Subsidiary.

2.4 Subsidiaries. Neither the Company nor the Subsidiary owns, or (other than the Company’s ownership of Subsidiary and Subsidiary’s ownership of Strong Digital prior to the Closing Date) has ever owned, directly or indirectly, any Equity Interest in any other Person.

2.5 Organizational Documents. Complete and correct copies of the Charter Documents of the Company and of the Subsidiary have been delivered to Buyer. The minute books of the Company and of the Subsidiary previously provided to Buyer contain accurate records of all meetings and other actions for which written records were maintained. Each of the Company and the Subsidiary has maintained its books and records consistent with all applicable Rules.

2.6 No Conflict. Except as set forth on Schedule 2.6:

(a) None of the Conversions, the execution and delivery of the Transaction Documents by the Company, the performance by the Company of the transactions contemplated thereby, nor compliance by the Company with any of the provisions thereof, will conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or give rise to any obligation of the Company or the Subsidiary to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company or the Subsidiary under, any provision of (i) the Charter Documents of the Company or the Subsidiary; (ii) any Material Contract or Permit to which the Company or the Subsidiary is a party or by which any of the properties or assets of the Company or the Subsidiary are bound; (iii) any Order applicable to the Company or the Subsidiary or any of the properties or assets of the Company or the Subsidiary; or (iv) any applicable Rule.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or the Subsidiary in connection with (i) the execution and delivery of the Transaction Documents, the compliance by the Company or the Subsidiary with any of the provisions thereof, or the consummation of the transactions contemplated thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Material Contract of the Company or the Subsidiary; provided, however, that as a result of the transactions contemplated by this Agreement Parent will be required to make certain disclosures and filings with the Securities and Exchange Commission (the “Commission”) as required by the Securities Exchange Act of 1934, as amended (such filings, the “Seller SEC Filings”).

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2.7 Financial Statements; No Undisclosed Liabilities.

(a) Schedule 2.7(a) sets forth (i) the unaudited consolidated balance sheet of the Company and the Subsidiary as of December 31, 2019 and the related unaudited statements of operations and cash flows of the Company and the Subsidiary for the year then ended (the “Unaudited Financial Statements”); and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiary as of November 30, 2020 and the related combined statements of income and cash flows of the Company and the Subsidiary for the eleven (11) month period then ended (the “Interim Financial Statements”, and together with the Unaudited Financial Statements, the “Financial Statements”). Except as set forth in Schedule 2.7(a), each of the Financial Statements is complete and correct, has been prepared in accordance with GAAP consistently applied and presents fairly the financial position, results of operations and cash flows of the Company and the Subsidiary as of the dates and for the periods indicated therein, subject to normal year-end adjustments. For the purposes hereof, the consolidated balance sheet of the Company and the Subsidiary as of November 30, 2020 is referred to as the “Balance Sheet” and November 30, 2020 is referred to as the “Balance Sheet Date.”

(b) The books of account and related records of the Company and the Subsidiary have been prepared in the Ordinary Course of Business, and in reasonable detail accurately and fairly reflect, in all material respects, actual, bona fide transactions of the Company and the Subsidiary in accordance with GAAP. There are no significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting of the Company and the Subsidiary that would reasonably be expected to materially adversely affect the ability of the Company and the Subsidiary to record, process, summarize and report financial information. Neither the Company nor the Subsidiary nor, to the Seller’s Knowledge, the Company’s independent accountants have, since December 31, 2017, identified or been made aware of (i) any illegal act or fraud on the part of the management or other employees of any of the Company or the Subsidiary or (ii) any claim or allegation regarding any of the foregoing.

(c) Except as disclosed in Schedule 2.7(c), the Company and the Subsidiary do not have any Liabilities of any kind except as described in the Financial Statements other than (i) Liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date; (ii) Liabilities associated with the performance of customer Contracts entered into in the Ordinary Course of Business (other than Liabilities arising out of or in connection with a breach or violation thereof); and (iii) Liabilities incurred in connection with the transactions contemplated hereby.

2.8 Accounts Receivable; Accounts Payable; and Inventory.

(a) Accounts Receivable. Schedule 2.8(a) sets forth a true and correct summary of all Accounts Receivable as of the Balance Sheet Date. All Accounts Receivable (i) have arisen from bona fide transactions entered into by the Company and the Subsidiary involving the sale of goods or the rendering of services in the Ordinary Course of Business; (ii) constitute valid, undisputed claims of the Company and the Subsidiary for which no claims of set-off or other defenses or counterclaims are pending or threatened other than normal cash discounts accrued in the Ordinary Course of Business; and (iii) are collectible in full and in the Ordinary Course of Business within ninety (90) days of their due dates, net of the reserve therefor, if any, shown on the Interim Financial Statements.

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(b) Accounts Payable. Schedule 2.8(b) sets forth a true and correct summary of all Accounts Payable as of the Balance Sheet Date. All of the Accounts Payable have arisen in bona fide, arm’s-length transactions in the Ordinary Course of Business, and the Company and the Subsidiary have been paying the Accounts Payable in the Ordinary Course of Business.

(c) Inventory. Schedule 2.8(c) sets forth a true and correct summary of all Inventory as of the Balance Sheet Date. All Inventory, whether or not reflected in the Interim Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by the Company and the Subsidiary free and clear of all Liens of any kind or nature, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company and the Subsidiary.

(d) Other Financials. Schedule 2.8(d) sets forth a true and correct summary of the following of the Balance Sheet Date: (i) prepaid expenses; (ii) accrued expenses as a liability; (iii) deferred revenue as a liability; and (iv) customer deposits as a liability, all of which have occurred in the Ordinary Course of Business.

2.9 Equipment and Real Property.

(a) Schedule 2.9(a) sets forth all leases and subleases of personal property (“Personal Property Leases”) involving annual payments in excess of $25,000 relating to personal property used in the business of the Company and the Subsidiary or to which the Company or the Subsidiary is a party or by which the properties or assets of the Company or the Subsidiary are bound. The Seller has delivered to Buyer true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto. All of the equipment has been maintained in accordance with normal industry practice and is in good operating condition and repair (reasonable wear and tear excepted). Except as set forth on Schedule 2.9(a), the Company and the Subsidiary have good, valid, and marketable title to all of the equipment, and all equipment is owned free and clear of all Liens other than Permitted Liens, or such Liens that are being released on the Closing Date.

(b) Neither the Company nor the Subsidiary owns any real property. Schedule 2.9(b) sets forth a true and complete list of all leases (“Leases”) for any real property leased by the Company or the Subsidiary (“Leased Real Property”). The Seller has delivered to Buyer a true and complete copy of each such Lease. Except as set forth in Schedule 2.9(b), with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies; (ii) the Company and the Subsidiary and, to the Seller’s Knowledge, such other party to the Lease, are not in breach or default under such Lease; and (iii) the Company and the Subsidiary are exclusively entitled to all rights and benefits as lessee under the Leases and do not currently sublease, license or otherwise grant any Person the right to use or occupy such Leased Real Property or any portion thereof.

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(c) There does not exist any actual or, to the Seller’s Knowledge, threatened expropriation, condemnation or eminent domain proceedings that affect the Leased Real Property or any part thereof, and the Company and the Subsidiary have not received any written notice of the intention of any Governmental Body or other Person to take or use all or any part thereof.

(d) None of Parent, Seller, the Company or the Subsidiary have received any written notice from any insurance company that has issued a policy with respect to the Leased Real Property requiring performance of any structural or other repairs or alterations to the Leased Real Property.

(e) The Company and the Subsidiary do not own or hold, and neither is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

2.10 Taxes.

(a) Except as set forth on Schedule 2.10(a), (i) all Taxes due and payable (whether or not shown as due and payable on any Tax Return) by the Company and the Subsidiary prior to the Closing Date have been timely paid in full; (ii) all Tax Returns required to be timely filed by the Company and the Subsidiary with respect to the operation of its business with due dates (including extensions) prior to the Closing Date have been or will be filed on or before the Closing Date in accordance with all applicable Rules; (iii) all such Tax Returns are correct and complete; (iv) the assets of the Company and the Subsidiary are not and will not be encumbered by any Liens arising out of unpaid Taxes which are due and payable during any taxable period ending before or on and including the Closing Date; and (v) all Taxes that the Company and the Subsidiary were required by law to withhold or collect on or before the Closing Date have been duly withheld or collected and, to the extent required, have been or will be properly and timely paid to the appropriate Governmental Body.

(b) The Seller has delivered to Buyer (i) complete and correct copies of all material federal, state, provincial, territorial, local and foreign Tax Returns of the Company and the Subsidiary relating to Taxes for all taxable periods beginning on or after January 1, 2017 and (ii) complete and correct copies of all revenue agent reports, assessments, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, and any similar documents submitted by, received by, or agreed to by or on behalf of the Company and the Subsidiary relating to Taxes for all taxable periods beginning on or after January 1, 2017. Except as set forth on Schedule 2.10(b), no examination or audit of any Tax Return of the Company or the Subsidiary by any Governmental Body is currently in progress or, to the Seller’s Knowledge, threatened or contemplated and no such examination or audit has occurred relating to any taxable period beginning on or after January 1, 2017. The Company and the Subsidiary have not been informed in writing by any Governmental Body that the Governmental Body believes or claims that the Company or the Subsidiary was required to file any Tax Return that was not filed. The Company and the Subsidiary have not (x) waived, nor had waived on their respective behalf, any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which extension is still in force; (y) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed; or (z) executed or filed any power of attorney with respect to Taxes with any Governmental Body which is still in force.

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(c) Schedule 2.10(c) sets forth each state within the United States or province within Canada in which the Company or the Subsidiary files or, to the Seller’s Knowledge, is or has been required to file a Tax Return or is or has been liable for any Taxes on a “nexus” basis since January 1, 2017. To the Seller’s Knowledge, neither the Company nor the Subsidiary is required to file, is or has been required to file a Tax Return or is or has been liable for any Taxes on a “nexus” basis since January 1, 2017, in any jurisdiction located outside of the United States or Canada.

(d) Except as set forth on Schedule 2.10(d), the Company and the Subsidiary will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or any portion thereof) ending on or after January 1, 2021 (i) under Section 481 of the Code (or any similar adjustments under any provision of the Code, the Tax Act or the corresponding foreign, state, provincial, territorial or local Tax laws) by reason of a change in method of accounting in any taxable period ending on or before the Closing Date, (ii) pursuant to the provisions of any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of the Tax Act or other state, local, provincial, territorial or foreign Tax law) executed on or prior to the Closing Date, (iii) as a result of any intercompany transactions or any excess loss account described in Section 1.1502-19 of the Treasury Regulations (or any similar adjustments under any provision of the Code, the Tax Act or the corresponding foreign, state, provincial, territorial or local Tax laws), (iv) as a result of the installment method of accounting, the completed contract method of accounting or the cash method of accounting with respect to a transaction that occurred prior to the Closing Date, (v) as a result of any prepaid amount received on or prior to the Closing Date or (vi) as a result of any election under Section 108(i) of the Code (or any similar adjustments under any provision of the Code, the Tax Act or the corresponding foreign, state, provincial, territorial or local Tax laws) with respect to the discharge of any Indebtedness on or prior to the Closing Date.

(e) During the past six years, the Company and the Subsidiary have not distributed the stock of another Person, or had their respective stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(f) During the past six years, to Seller’s Knowledge neither the Company nor the Subsidiary has engaged or participated in any “reportable transaction” as defined in Section 6707A of the Code or Treasury Regulations Section 1.6011-4(b) or any analogous or predecessor provision of the Tax Act or other foreign, state, provincial, territorial or local law. Neither the Company nor the Subsidiary is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement, arrangement or similar Contract.

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(g) During the past six years, neither the Company nor the Subsidiary has been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person other than a group of which Parent was the parent. The Company and the Subsidiary do not have any Liability for the Taxes of any Person (other than the Company and the Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) or any provision of Canadian federal, provincial, territorial or local laws, including section 191.3 of the Tax Act, as a transferee or successor, by Contract, or otherwise.

(h) None of the Company or the Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i) To Seller’s Knowledge, all Persons who have performed services for the Company or the Subsidiary while classified as independent contractors have satisfied the requirements of all Tax Rules to be so classified, and the Company and the Subsidiary have fully and accurately reported their compensation on IRS Forms 1099, Canada Revenue Agency Form T4A or other applicable Tax forms for independent contractors when required to do so. The Company and the Subsidiary have not incurred and to Seller’s Knowledge no circumstances exist under which the Company or the Subsidiary are likely to incur, any Liability arising from the misclassification of employees as consultants or independent contractors or from the misclassification of consultants or independent contractors as employees.

(j) Each of the Company and the Subsidiary is and has at all times been resident for Tax purposes in the country in which it was formed or incorporated and is not and has not been treated as resident in any other country for any Tax purposes (including under any international Tax treaty).

(k) To Seller’s Knowledge, there are no circumstances existing which could result in the application, either before, on or after the Closing, to the Company or the Subsidiary of any of sections 17, 78, 80 to 80.04 of the Tax Act or any analogous provision of any applicable Rules of any province or territory of Canada.

(l) Neither the Company Equity nor the Equity Interests of the Subsidiary constitutes “taxable Canadian property” for the purposes of the Tax Act.

(m) Neither the Company nor the Subsidiary has received any requirement, demand or request pursuant to section 224 of the Tax Act or any analogous provision of applicable Rules of any province or territory of Canada which remains unsatisfied in any respect.

(n) To Seller’s Knowledge, the value of consideration paid or received by the Company and the Subsidiary in respect of the acquisition, sale or transfer of any property or the provision of any services to or from any person with whom it does not deal at “arm’s length” (as defined for purposes of the Tax Act) has been equal to the fair market value of such property acquired, sold or transferred or services provided.

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(o) To Seller’s Knowledge, the terms and conditions made or imposed in respect of every transaction (or series of transactions) between the Company or the Subsidiary and any Person that is (i) a non-resident of Canada for purposes of the Tax Act, and (ii) not dealing at arm’s length (within the meaning of the Tax Act) with the Company or the Subsidiary, do not differ from those that would have been made between persons dealing at arm’s length (within the meaning of the Tax Act), and records or documents meeting the requirements of paragraphs 247(4)(a) to (c) of the Tax Act have been prepared or otherwise obtained in respect of all such transactions.

(p) To Seller’s Knowledge, the Company and the Subsidiary (i) have not made any payment, (ii) are not obligated to make any payment, and (iii) are not party to any agreement under which they could be obligated to make any payment, that may not be deductible by virtue of section 67 of the Tax Act, other than in the ordinary course of business.

(q) To Seller’s Knowledge, the Company and the Subsidiary have at all times complied with all obligations and requirements imposed under Part IX of the Excise Tax Act (Canada), An Act Respecting the Quebec Sales Tax, and for provincial or other sales Tax purposes including all registration, reporting, filing, payment, collection and remittance requirements. All input tax credits, input tax refunds and rebates claimed were calculated and claimed in accordance with applicable Rules. For all sales that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, the Company and the Subsidiary, as applicable, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt.

(r) From the date of the Conversions through the Closing Date, each of the Company and the Subsidiary has been treated as a disregarded entity for income Tax purposes. No election pursuant to Treasury Regulation Section 301.7701-3 has been filed to cause the Company or the Subsidiary to be classified as an association taxable as a corporation.

2.11 Contracts. Schedule 2.11 contains a list of all of the following Contracts:

(a) Contracts for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of the Company or the Subsidiary, other than offer letters provided to at-will employees in the Ordinary Course of Business;

(b) collective bargaining Contracts;

(c) plans and Contracts providing for bonuses, deferred compensation, stock options or synthetic equity;

(d) Contracts with customers (“Material Customer Contracts”) and vendors (“Material Vendor Contracts”) for the purchase or sale of goods or services involving payments in respect of any single Contract in excess of $25,000 in any 12-month period;

(e) Contracts in which the Company or the Subsidiary have granted “most favored nation” terms or exclusive marketing or distribution rights relating to any Products or territory;

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(f) Personal Property Leases that provide for an annual rent in excess of $25,000;

(g) the Leases;

(h) Contracts restricting in any manner the right of the Company or the Subsidiary to compete with any other Person, to sell to or purchase from any other Person or to solicit for employment or hire any Person;

(i) Contracts of agency, representation, distribution, or franchise that cannot be canceled by the Company or the Subsidiary without payment or penalty upon notice of 90 days or less;

(j) loan or credit agreements, pledge agreements, notes, security agreements, mortgages, debentures, indentures, factoring agreements or letters of credit and all other Contracts evidencing Indebtedness;

(k) guaranties, performance, bid or completion bonds or surety or indemnification Contracts;

(l) partnership agreements or joint venture agreements;

(m) Intellectual Property Licenses;

(n) all unexpired written bids or proposals to enter into any of the Contracts identified above that is of a nature that it could be as presented, be accepted by a third party and thereby be binding upon the Company or the Subsidiary; and

(o) all other Contracts that provide for the receipt or expenditure of more than $25,000 in any single year, except Contracts for the purchase or sale of goods or rendering of services in the Ordinary Course of Business

(collectively, the “Material Contracts” and each a “Material Contract”). All Material Contracts are binding upon the Company or the Subsidiary party thereto, as applicable, and, to the Seller’s Knowledge, the other parties thereto, except to the extent of the Enforceability Exceptions. No default by the Company or the Subsidiary has occurred thereunder and, to the Seller’s Knowledge, no default by the other contracting parties has occurred thereunder. Neither the Company nor the Subsidiary has received any written, or the Seller’s Knowledge, other notice that any of the Material Customer Contracts or Material Vendor Contracts has ceased, or intends to cease after Closing, to purchase or supply goods (as applicable) or otherwise terminate its relationship with the Company. The Seller has supplied to Buyer a true and correct copy of each written Material Contract. To the Seller’s Knowledge, each Material Satellite Services Customer: (i) operates all locations being provided satellite services by the Company or the Subsidiary in the Fixed Satellite Service Ku-band as receive-only earth stations; and (ii) is responsible (and neither the Company nor the Subsidiary is responsible) for any required Federal Communications Commission earth station licenses, permits and authorizations with respect to such locations. For purposes hereof, “Material Satellite Services Customer” means a customer of the Company or the Subsidiary which receives satellite services from the Company or the Subsidiary pursuant to a Material Customer Contract.

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2.12 Litigation. Except as set forth on Schedule 2.12, there is no Legal Proceeding pending or, to the Seller’s Knowledge, threatened against the Company or the Subsidiary (or pending or, to the Seller’s Knowledge, threatened against any of the officers, managers, directors or employees of the Company or the Subsidiary with respect to the operation of its business), or to which the Company or the Subsidiary is otherwise a party, nor, to the Seller’s Knowledge, is there any reasonable basis for any such Legal Proceeding. Except as set forth on Schedule 2.12, none of the Company or the Subsidiary have been a party to any Legal Proceeding during the past five (5) years, either as a plaintiff, defendant or third-party.

2.13 Intellectual Property.

(a) Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Patents, Marks and Copyrights (collectively, the “Registered IP”) listed on Schedule 2.13(a). Either the Company or the Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Software and material unregistered Intellectual Property listed on Schedule 2.13(b). Each of the Company and the Subsidiary is the sole and exclusive owner of, or has the right to use, its respective Intellectual Property, in addition to the Registered IP, used in connection with the business or the Products or services offered for sale or sold by the Company or the Subsidiary in its business as presently conducted, and such Intellectual Property that is owned by the Company or the Subsidiary is free and clear of all Liens, and all of the rights of the Company and the Subsidiary in and to such Intellectual Property are currently valid and enforceable.

(b) To the Seller’s Knowledge, the Intellectual Property owned by the Company and the Subsidiary and that is used, practiced or otherwise commercially exploited in connection with the creation, production, licensing, marketing, importation, offer for sale, sale or use of the Products or Technology in connection with the business of the Company and the Subsidiary as presently conducted does not infringe upon, misappropriate, or otherwise violate in any respect any patent, copyright or trade secret right of any Person. To the Seller’s Knowledge, the Intellectual Property owned by (as listed on Schedule 2.13(a)) or licensed to the Company and the Subsidiary (as listed on Schedule 2.13(c)) includes all of the intellectual property necessary to enable each of the Company and the Subsidiary to conduct their respective businesses substantially as presently conducted.

(c) Except with respect to licenses of commercial off-the-shelf Software, and except pursuant to the Intellectual Property Licenses listed in Schedule 2.13(c), none of the Company or the Subsidiary is required, obligated, or under any Liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property, or other third party, with respect to the use thereof or in connection with the conduct of the business of the Company and the Subsidiary as presently conducted.

(d) Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the business of the Company and the Subsidiary, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any material Contract relating to the Intellectual Property under which the Company and the Subsidiary or any of their respective employees, officers or managers is now obligated.

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(e) Schedule 2.13(a) sets forth an accurate and complete list of: (i) all Patents that have been granted to Company or Subsidiary; (ii) all Marks that Company or Subsidiary has registered or for which Company or Subsidiary has applied for registration; and (iii) all Copyrights that Company and Subsidiary have registered. Schedule 2.13(b) sets forth an accurate and complete list of all Software and material unregistered Intellectual Property owned by each of the Company and the Subsidiary.

(f) Schedule 2.13(f) sets forth a complete and accurate list of all Contracts to which the Company and the Subsidiary are a party (i) granting any Intellectual Property Licenses or (ii) containing a covenant not to compete or otherwise limiting their ability to (A) exploit fully any of the Intellectual Property or (B) conduct their respective businesses in any market or geographical area or with any Person.

(g) The Company and the Subsidiary have taken commercially reasonable measures to protect consumer privacy and data. The Company and the Subsidiary have taken commercially reasonable measures to protect the information technology systems owned, licensed or leased by the Company and the Subsidiary against any unauthorized use, access, interruption, or modification. To the Seller’s Knowledge, there have been no unauthorized uses, access, interruptions, modifications, security breaches or distributions, viruses, malware, or similar events suffered by the information technology systems owned by the Company and the Subsidiary. To the Seller’s Knowledge, there have been no security breaches or distributions, viruses, malware, or similar events suffered by the information systems owned by the Company and the Subsidiary or licensed by or leased to the Company and the Subsidiary.

(h) None of the Company or the Subsidiary is the subject of any pending or, to the Seller’s Knowledge, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, or violation by any Person against any of the Company or the Subsidiary, or challenging the ownership, use, validity or enforceability of, any Intellectual Property. None of the Company or the Subsidiary has received written notice of any such threatened claim.

(i) To the Seller’s Knowledge, no Person is infringing, violating, misusing or misappropriating any material Intellectual Property owned by the Company and the Subsidiary, and no such claims are presently pending against any Person by the Company or the Subsidiary.

(j) There are no Orders to which any of the Company or the Subsidiary is a party or by which any of the Company or the Subsidiary is bound which restrict, in any material respect, the rights to use any of the Intellectual Property.

(k) The consummation of the transactions contemplated hereby will not result in the loss or impairment of any right of the Company or the Subsidiary to own or use any of the Intellectual Property.

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(l) No present or former employee of the Company or the Subsidiary has any right, title, or interest, directly or indirectly, in whole or in part, in any Intellectual Property. To the Seller’s Knowledge, no present or former employee, consultant or independent contractor of the Company or the Subsidiary is, as a result of or in the course of such employee’s, consultant’s or independent contractor’s engagement by the Company or the Subsidiary, in default or breach of any material term purporting to protect the Intellectual Property in any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.

(m) Schedule 2.13(m) sets forth a complete and accurate list of (i) all Software that is owned exclusively by the Company or the Subsidiary and is material to the operation of the business of the Company or the Subsidiary and (ii) all Software that is used by the Company or the Subsidiary in the operation of their respective businesses that is not exclusively owned by the Company or the Subsidiary, excluding Software available on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $25,000 per year.

2.14 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 2.14, since the Balance Sheet Date (i) the Company and the Subsidiary have conducted their respective businesses only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on any of the Company or the Subsidiary. Without limiting the generality of the foregoing, except as set forth on Schedule 2.14, since the Balance Sheet Date:

(a) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or the Subsidiary having a replacement cost of more than $25,000 for any single Loss or $100,000 for all such Losses;

(b) except as described on Schedule 2.19(a), none of the Company or the Subsidiary have awarded or paid any bonuses to employees of the Company or the Subsidiary with respect to the fiscal year ended December 31, 2019, except to the extent accrued on the Balance Sheet, or entered into any employment, deferred compensation, severance or similar Contract (nor amended any such Contract) or agreed to increase the compensation payable or to become payable by it to any of the managers, directors, officers, employees, agents or representatives of the Company or the Subsidiary or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, managers, officers, employees, agents or representatives.

(c) there has not been any change by any of the Company or the Subsidiary in accounting or Tax reporting principles, methods or policies;

(d) none of the Company or the Subsidiary has made, changed or rescinded any election relating to Taxes, settled or compromised any Tax Liability, or except as may be required by applicable Rule, made any change to any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its most recently filed federal income Tax Return, surrendered any right in respect of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or amended any Tax Return;

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(e) none of the Company or the Subsidiary has made any material change its Tax policies, methods, principles or practices, except as required by applicable Rule;

(f) none of the Company or the Subsidiary has failed to timely pay and discharge Current Liabilities except where disputed in good faith by appropriate proceedings;

(g) none of the Company or the Subsidiary has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any of Seller or any Affiliate of Seller;

(h) none of the Company or the Subsidiary has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or the Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

(i) none of the Company or the Subsidiary has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company or the Subsidiary;

(j) none of the Company or the Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $100,000 in the aggregate, which amounts are not otherwise a part of the current annual operating plan furnished to Buyer;

(k) none of the Company or the Subsidiary has issued, created, incurred, assumed or guaranteed any Indebtedness in an amount in excess of $25,000 except for Accounts Payable incurred in the Ordinary Course of Business;

(l) none of the Company or the Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(m) none of the Company or the Subsidiary has instituted or settled any Legal Proceeding; and

(n) none of Seller or the Company or the Subsidiary has agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 2.14.

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2.15 Insurance Policies. Schedule 2.15 sets forth a correct and complete list and description, consisting of policy numbers, amounts of coverage and annual premium of all insurance policies whereby coverage is provided to the Company and the Subsidiary, correct and complete copies of which policies previously have been delivered to Buyer. Such policies are in full force and effect for such amounts. Neither Parent, nor the Company nor its Subsidiary have received any written notice of cancellation or intent to cancel or intent to increase premiums with respect to such insurance policies nor, to the Seller’s Knowledge, is there any basis for any such action. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two (2) years and, to the Seller’s Knowledge, no threat has been made to cancel any insurance policy whereby coverage is provided to the Company and the Subsidiary during such period. To the Seller’s Knowledge, no event has occurred, including the failure by any of Parent, Seller, the Company and the Subsidiary to give any notice or information or the giving by any of Parent, Seller, the Company and the Subsidiary of any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company and the Subsidiary under any such insurance policies. The insurance policies set forth on Schedule 2.15 are of the type and in the amounts customarily carried by persons conducting business similar to the business conducted by the Company and the Subsidiary.

2.16 Licenses and Permits; Compliance with Rules. Schedule 2.16 contains a list of all Permits which are necessary for the current conduct, ownership, use, occupancy or operation of the business of the Company and the Subsidiary. The Company and the Subsidiary are in material compliance with such Permits, as applicable, and none of the Company and the Subsidiary has received any notices to the contrary. To the Seller’s Knowledge, the Company and the Subsidiary are not under investigation with respect to the violation of any Permits. The Company and the Subsidiary are not in default or violation in any material respect of any term, condition or provision of any Permit to which it is a party, to which its business is subject or by which its properties or assets are bound. The Company and the Subsidiary are in material compliance with all Rules applicable to their respective businesses, operations and assets and, to the Seller’s Knowledge, the Company and the Subsidiary are not under investigation by any Governmental Body with respect to the violation of any Rule.

2.17 Employee Benefit Plans.

(a) Except as described in Schedule 2.17(a), the Company and the Subsidiary do not maintain, sponsor, contribute to or have an obligation to make contributions to or have any Liability with respect to any written or oral “Employee Pension Benefit Plan” (as defined in Section 3(2) of ERISA), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA), “Multiemployer Plan” (as defined in Section 3(37) of ERISA), in each case whether or not subject to ERISA, plan of deferred compensation (whether qualified or non-qualified), or other pension benefit plan, employee welfare benefit plan, retirement income plan, or multiemployer plan as such term is defined under any applicable foreign, provincial or territorial Rules, medical plan, life insurance plan, short or long-term disability plan, dental, vision or prescription drug plan, employee or former employee personnel policy (including vacation time, holiday pay, bonus programs, moving expense reimbursement programs, severance and sick leave), retirement plan or arrangement, excess supplemental benefit plan, bonus or incentive plan (including stock options, restricted stock, stock bonus, stock or stock-based award and deferred bonus plans), salary reduction agreement, change-of-control agreement, severance or separation agreement, employment agreement, consulting agreement, employee loan agreement or any other benefit program, policy, Contract or related funding mechanism (all of the above to which the Company and the Subsidiary maintain, sponsor, contribute to or have an obligation to make contributions to or have any Liability with respect to are collectively referred to as “Employee Benefit Plans”), whether or not terminated or maintained pursuant to a collective bargaining Contract or otherwise.

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(b) The Seller has delivered to Buyer with respect to each Employee Benefit Plan a complete and accurate copy of each such Employee Benefit Plan that has been reduced to writing and any amendments thereto, the Form 5500 Annual Report, audited financial statements and actuarial valuation reports, and all other required annual filings with any Governmental Body, in each case if applicable, for the three (3) most recent years, each material letter, ruling or notice issued by a Governmental Body with respect to each such Employee Benefit Plan, the governing document of each trust or other funding vehicle, if any, and the current summary plan description and summary of material modification and/or descriptive summary with respect to each such Employee Benefit Plan, if applicable. Schedule 2.17(b) contains a description of the material terms of each unwritten Employee Benefit Plan.

(c) Except as set forth in Schedule 2.17(c), each Employee Benefit Plan has been and currently complies in form and in operation in all material respects with all applicable requirements of ERISA and the Code, all other Rules (including applicable foreign, provincial and territorial Rules) and its terms. The Company and the Subsidiary have not received notice that any reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan. No non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan.

(d) With respect to each Employee Benefit Plan, there are no Legal Proceedings pending or, to the Seller’s Knowledge, threatened with respect thereto (other than routine claims for benefits) and, to the best of the Seller’s Knowledge, there is no basis for such a claim.

(e) All contributions, payments, premiums, expenses, reimbursements or accruals for all periods ending prior to or as of the Closing for each Employee Benefit Plan shall have been made to the extent such amounts are required to have been made at the time of Closing by such Employee Benefit Plan or accrued on the Financial Statements to the extent required by GAAP, and no such plan otherwise has any unfunded Liability (including for periods from the first day of the current plan year to the Closing) which is not reflected on the Financial Statements.

(f) Except as set forth on Schedule 2.17(f), none of the Company or the Subsidiary or any Plan Affiliate has at any time participated in, made contributions to or had any other Liability with respect to any Employee Benefit Plan that (i) is or was a “multiemployer plan” as defined in Section 4001 of ERISA, a “multiemployer” plan as described in Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (ii) otherwise is or was an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code. None of the Company or the Subsidiary has any Liability by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person.

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(g) All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the U.S. Department of Labor, or any Canadian equivalent thereof, have been timely submitted. With respect to the Employee Benefit Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Financial Statements of the Company and the Subsidiary. The assets of each Employee Benefit Plan that is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(h) Each Employee Benefit Plan (other than Foreign Employee Benefit Plans) that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code is so qualified and each related trust is exempt from taxation, and there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or exemption.

(i) No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Employee Benefit Plan holds securities issued by the Company and the Subsidiary.

(j) Except as set forth on Schedule 2.17(j), each Employee Benefit Plan is amendable and terminable unilaterally by the Company or a Subsidiary, as applicable, with respect to their participation therein at any time without Liability to such Company or Subsidiary (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto), and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or the Subsidiary from amending or terminating any such Employee Benefit Plan. The Seller has not made any representations to employees, nor does there exist any undertaking or commitment, whether legally binding or not, to create any additional Employee Benefit Plan or to change or modify any existing Employee Benefit Plan. No contractors, consultants, agents or agency employees are eligible for or entitled to benefits under any Employee Benefits Plan, and no promise or commitment has been made by the Seller to any such person with respect to coverage under any Employee Benefits Plan. Except as set forth on Schedule 2.17(j), the investment vehicles used to fund the Employee Benefit Plans may be changed at any time without incurring a sales charge, surrender fee or other similar expense.

(k) Except as set forth on Schedule 2.17(k), the Company and the Subsidiary are not are parties to any oral or written (i) Contract with any current or former officer, director, shareholder, manager, member, employee, consultant or independent contractor of the Company and the Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company and the Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such current or former manager, officer, employee, consultant or independent contractor; (ii) Contract, plan or arrangement under which any Person may receive payments from any of the Company or the Subsidiary that may be subject to the Tax imposed by Section 4999 of the Code or deemed to be a “parachute payment” under Section 280G of the Code, or (iii) Contract or plan binding any of the Company or the Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, other Equity Interests or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

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(l) With respect to each Employee Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and is subject to Section 409A of the Code, (i) the written terms of such Employee Benefit Plan have at all times since January 1, 2012 been in compliance with, and (ii) such Employee Benefit Plan has, at all times while subject to Section 409A of the Code, been operated in compliance with, Section 409A of the Code and all applicable regulations thereunder.

(m) No Employee Benefit Plan provides, and none of the Company or the Subsidiary has promised to provide, any post-termination or post-retirement welfare benefits to any Person, except as required by COBRA for which the covered Person pays the full cost of coverage. The Company and the Subsidiary and each ERISA Affiliate have complied and are in compliance with the requirements of COBRA as well as the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended and including any guidance issued thereunder (“PPACA”). None of the Company or the Subsidiary has incurred, or is reasonably expected to incur or to be subject to, any Tax, penalty or other liability that may be imposed under PPACA, including pursuant to Sections 4980B, 4980D or 4980H of the Code.

(n) Schedule 2.17(n) sets forth all Employee Benefit Plans that are subject to the laws of any jurisdiction outside of the United States or cover any current or former employee, director, manager, officer or independent contractor of any of the Company or the Subsidiary who resides or primarily works outside of the United States. No Foreign Benefit Plan has unfunded liabilities that, as of the Closing Date, will not be offset by insurance or fully accrued. Each Foreign Benefit Plan complies with all applicable Rules (including, without limitation, applicable Rules regarding the form, funding and operation of such Foreign Benefit Plan) in all material respects.

2.18 Environmental Matters. Except as set forth on Schedule 2.18 hereto:

(a) the operation by the Company and the Subsidiary of their respective businesses is and has been in material compliance with all applicable Environmental Laws and Environmental Permits;

(b) the Company and the Subsidiary have obtained all Environmental Permits necessary to operate their respective businesses and to occupy and use the Leased Real Property, and no action or proceeding is pending or, to the Seller’s Knowledge, threatened to revoke, modify or terminate any Environmental Permit;

(c) neither the Company nor the Subsidiary has, over the four (4) year prior to the date of this Agreement, received any notice from any Governmental Body that alleges that the Company or the Subsidiary is in material violation of any Environmental Law or has any material liability arising under applicable Environmental Laws relating to the Company, the Subsidiary or their facilities, the subject of which is unresolved.

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2.19 Employees.

(a) Schedule 2.19(a) sets forth a true, complete and correct list setting forth the names, current base compensation rate, annual target incentive bonus, other material compensation and, for United States employees, classification under the Fair Labor Standards Act, and for Canadian employees, classification under the Employment Standards Act, 2000, of all individuals presently employed by the Company and the Subsidiary.

(b) The Company and the Subsidiary have materially complied with all applicable Rules and Orders relating to employment or labor. Except as set forth on Schedule 2.19(b), no present or former employee, officer, manager, director or contractor of any of the Company or the Subsidiary has any claim against the Company or the Subsidiary or Buyer for any matter including for wages, salary, bonus, vacation, severance, benefit plans, or sick pay except for the same incurred in the Ordinary Course of Business through the last payroll period prior to the Closing Date.

(c) The employees of the Company and the Subsidiary are not unionized, and no labor organization or group of employees of the Company or the Subsidiary has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Seller’s Knowledge, threatened to be brought or filed, with the National Labor Relations Board or other foreign, state, provincial, territorial or local labor relations tribunal. There is no organizing activity involving the Company or the Subsidiary pending or, to the Seller’s Knowledge, threatened by any labor organization or group of employees of the Company or the Subsidiary.

2.20 Warranties. Except as set forth on Schedule 2.20, the Company and the Subsidiary do not provide any warranties or guarantees to customers or advertisers in connection with the sale or distribution of Products or services. The Company and the Subsidiary do not make allowance of reserves for warranty claims. There are no claims pending, or to the Seller’s Knowledge, threatened against the Company or any of the Subsidiary with respect to the quality of or absence of defects in its Products or services.

2.21 Brokers. Except as set forth on Schedule 2.21, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller or the Company or the Subsidiary in connection with the transactions contemplated by this Agreement, and no Person is or will be entitled to any fee or commission or like payment in respect of the transactions contemplated hereunder.

2.22 Related Party Transactions. Except as set forth on Schedule 2.22, no Affiliate of any of the Company or the Subsidiary has borrowed any monies from, or has outstanding any Indebtedness or other similar obligations to, the Company or the Subsidiary. Except as set forth in Schedule 2.22, neither any Affiliate of any of the Company or the Subsidiary nor any officer, director, manager, member or shareholder of the Company or the Subsidiary or any Affiliate thereof (i) owns any direct or indirect interest of any kind in, or controls or is a director, manager, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or the Subsidiary, (B) engaged in a business related to the business of the Company or the Subsidiary, or (C) a participant in any transaction to which any of the Company or the Subsidiary is a party or (ii) is a party to any Contract with any of the Company or the Subsidiary.

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2.23 Banks. Schedule 2.23 contains a (i) complete and correct list of the names and locations of all banks or other financial institutions in which the Company and the Subsidiary have accounts or safe deposit boxes, the applicable account numbers, type of account and the names of all persons authorized to draw thereon or to have access thereto, and (ii) a bank statement for each such account as of the Balance Sheet Date. No Person holds a power of attorney to act on behalf of the Company or the Subsidiary with respect to the bank accounts.

2.24 Corrupt Practices. None of the Company or the Subsidiary or any of their respective officers, directors, shareholders, managers, members, employees, agents, representatives, or, to the Seller’s Knowledge, any of their respective Affiliates, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (a) to obtain favorable treatment for the Company or the Subsidiary or to secure business, (b) to pay for favorable treatment for the Company or the Subsidiary or business secured, (c) to obtain special concessions for the Company or the Subsidiary or for special concessions already obtained, or (d) in violation of any Rule.

2.25 Title to Assets; Sufficiency. The Company and the Subsidiary have good and valid title to, or a valid leasehold interest in, all of the assets used in the current conduct of their respective businesses, in each case free and clear of all Liens other than Permitted Liens. The buildings, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of each of the Company and the Subsidiary are in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all material respects for the uses to which they are being put and, to the Seller’s Knowledge, none of such buildings, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company and the Subsidiary, together with all other properties and assets of the Company and the Subsidiary, are sufficient for the continued conduct of the business of the Company and the Subsidiary immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing.

2.26 COVID-19.

(a) Schedule 2.26(a) sets forth any cash, cash equivalents, benefits or other COVID-19 Financial Assistance received by the Company or any of the Subsidiary pursuant to the CARES Act or any other COVID-19 Measures. None of the Company or the Subsidiary has applied for or obtained any PPP Loan.

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(b) Except as otherwise disclosed on Schedule 2.26(b), none of the Company or the Subsidiary is in breach or violation of, or default under, and has not been at any time in breach or violation of, or default under, any applicable COVID-19 Measures. The Company and the Subsidiary have not been inspected, examined or audited by any Governmental Body for compliance with COVID-19 Measures, notified of any pending or future inspection, examination or audit by any Governmental Body with respect to any COVID-19 Measures or cited, fined or otherwise notified in writing of any inadequacy with respect to, or failure to comply with, any COVID-19 Measures.

Article 3

REPRESENTATIONS AND WARRANTIES PERTAINING TO PARENT AND SELLER

As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Seller hereby represent and warrant to Buyer as follows:

3.1 Organization. Each of Parent and Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

3.2 Authority. Each of Parent and Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by Parent and Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Parent and Seller, and no other proceedings on the part of Parent or Seller are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents. No vote or approval of the holders of any class or series of Equity Interests of Parent or Seller is necessary to approve the transactions contemplated by this Agreement. The Transaction Documents to which Parent or Seller is a party have been duly and validly executed and delivered by Parent or Seller, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) the Transaction Documents to which Parent or Seller is a party constitute the legal, valid, and binding obligation of Parent or Seller, as applicable, enforceable against Parent or Seller, as applicable, in accordance with their terms, subject to the Enforceability Exceptions.

3.3 No Conflict. Except as set forth on Schedule 3.3:

(a) None of the execution and delivery of the Transaction Documents by Parent or Seller, the performance by Parent or Seller of the transactions contemplated thereby, nor compliance by Parent or Seller with any of the provisions thereof, will conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or give rise to any obligation of Parent or Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company or the Subsidiary under, any provision of (i) the Charter Documents of the Company or the Subsidiary; (ii) the Charter Documents of Parent or Seller; (iii) any Material Contract or Permit to which the Company or the Subsidiary are a party or by which any of the properties or assets of the Company or the Subsidiary are bound; (iv) any Order applicable to the Company or the Subsidiary or any of the properties or assets of the Company and the Subsidiary; or (v) any applicable Rule.

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(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent or Seller in connection with (i) the execution and delivery of the Transaction Documents, the compliance by Parent or Seller with any of the provisions thereof, or the consummation of the transactions contemplated thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Material Contract of the Company or the Subsidiary; provided, however, that Parent will be required to make the Seller SEC Filings.

3.4 Ownership of Membership Interests. Seller has good and valid title to and beneficial ownership in the Company Equity, free and clear of all Liens. Other than Seller’s ownership of the Company Equity, neither Parent nor Seller owns any other Equity Interest in the Company or the Subsidiary or any option, warrant, right call, commitment or right of any kind to have any such security issued or with respect to any outstanding securities of the Company or the Subsidiary.

3.5 Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the Seller’s Knowledge, threatened against, relating to or involving Parent or Seller which could reasonably be expected to adversely affect Parent’s or Seller’s ability to consummate the transactions contemplated by this Agreement or which otherwise relate to the transactions contemplated by this Agreement.

Article 4

BUYER’S REPRESENTATIONS AND WARRANTIES

As a material inducement to Parent and Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Parent and Seller as follows:

4.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

4.2 Authority. Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) the Transaction Documents to which Buyer is a party constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, subject to the Enforceability Exceptions.

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4.3 No Conflict.

(a) None of the execution and delivery of the Transaction Documents by Buyer, the performance by Buyer of the transactions contemplated thereby, nor compliance by Buyer with any of the provisions thereof, will conflict with, or result in any violation of or default (with our without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the Charter Documents of Buyer; (ii) any material Contract, or Permit to which Buyer is a party or by which any of the properties or assets of Buyer are bound; (iii) any Order applicable to Buyer or any of the properties or assets of Buyer; or (iv) any applicable Rule.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Buyer in connection with (i) the execution and delivery of the Transaction Documents, the compliance by Buyer with any of the provisions thereof, or the consummation of the transactions contemplated thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Contract of Buyer.

4.4 Litigation. There is no Legal Proceeding pending or, to the knowledge of Buyer, threatened against, relating to or involving Buyer which could reasonably be expected to adversely affect Buyer’s ability to consummate the transactions contemplated by this Agreement or which otherwise relate to the transactions contemplated by this Agreement.

4.5 Investment Intent. Buyer is acquiring the Company Equity for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal, foreign, provincial, territorial or state securities laws. Buyer is an “accredited investor” as defined in Regulation D of the Securities Act. Buyer acknowledges that the Company Equity has not been registered under the Securities Act or any state, provincial, territorial or foreign securities laws and that the Company Equity may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Company Equity, as applicable, is registered under any applicable state, provincial, territorial or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act and any applicable state, provincial, territorial or foreign securities laws.

4.6 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller, the Company and the Subsidiary for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Parent and Seller set forth in Articles 2 and 3 of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of Parent, Seller, the Company, the Subsidiary or any other Person has made any representation or warranty as to Parent, Seller, the Company, the Subsidiary or this Agreement, except as expressly set forth in Articles 2 and 3 of this Agreement (including the related portions of the Disclosure Schedules).

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4.7 Brokers. Other than Tristone Partners LLC, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement and no Person other than Tristone Partners LLC is or will be entitled to any fee or commission or like payment in respect thereof.

4.8 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement, including specifically the Continuing Indebtedness and the Purchase Price Note.

Article 5

COVENANTS OF SELLER PARTIES

5.1 Confidentiality. From and after the Closing Date, Parent and Seller shall not, and shall cause their Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors, managers and employees of Buyer, the Company or the Subsidiary or use or otherwise exploit for their own benefit or for the benefit of anyone other than Buyer, the Company or the Subsidiary, any Confidential Information (as defined below). Parent and Seller shall have no obligation to keep confidential (or cause their Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Rules; provided, however, that in the event disclosure is required by applicable Rules, Parent and Seller shall, to the extent reasonably possible, provide Buyer with prompt notice of such requirement prior to making any disclosure so that Buyer may seek an appropriate protective order. Buyer understands and acknowledges that Parent is subject to the Securities Exchange Act of 1934, as amended, and therefore will make the Seller SEC Filings. For purposes of this Section 5.1, “Confidential Information” means any information with respect to the Company and the Subsidiary, including methods of operation, customer lists, Products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

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5.2 Specified Party Agreements. From and after the Closing Date, Parent or Seller shall pay, directly to the party specified on Schedule 5.2, or its successors or assigns (individually and collectively, “Specified Party”) all payments owed to Specified Party under the Specified Party Agreements, as and when such payments are due (each, a “Specified Party Payment”). From and after the date that the aggregate amount of regularly scheduled Specified Party Payments owed under the Specified Party Agreements is less than $1,000,000, for each additional Specified Party Payment made by Parent or Seller, Buyer and Seller shall jointly instruct the Escrow Agent to pay to Seller, from the Specified Party Escrow Amount, an amount equal to such Specified Party Payment. Once all Specified Party Payments have been paid in full, Buyer and Seller shall jointly instruct the Escrow Agent to pay to Seller the balance, if any, of the Specified Party Escrow Amount. In addition to any other indemnification obligation of Seller under this Agreement, from and after the Closing Date Parent and Seller, jointly and severally, shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Losses sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of the Specified Party Agreements, and such indemnification obligation shall not be subject to the limitations of Section 7.4. Any indemnification of any Buyer Indemnified Party pursuant to this Section 5.2 shall be satisfied first by a reduction from the Escrow Funds up to the remaining balance of the Specified Party Escrow Amount, and then by payment from Parent or Seller to the Buyer Indemnified Party by wire transfer of immediately available funds.

Article 6

CLOSING DELIVERABLES

6.1 Deliveries of Seller. At the Closing, Parent and Seller will execute and deliver or cause to be executed and delivered to Buyer simultaneously with delivery of the items referred to in Section 6.2:

(a) a certificate of the member of each of the Company and the Subsidiary certifying as complete and accurate a copy of the Company’s or the Subsidiary’s, as applicable, articles of organization and limited liability company operating agreement, and all amendments thereto;

(b) certificates of good standing as of a date no earlier than thirty (30) days prior to Closing with respect to the Company and the Subsidiary issued by the applicable Governmental Body for each state in which the Company and the Subsidiary is organized;

(c) the Escrow Agreement, duly executed by Seller;

(d) a Restrictive Covenant Agreement executed by Parent and Seller;

(e) a Waiver and Release executed by Parent and Seller;

(f) a Transition Services Agreement, executed by Parent and Seller (the “Transition Services Agreement”);

(g) [intentionally blank];

(h) a certificate of the secretary of each of Parent and Seller certifying as complete and accurate the following: (i) the incumbency and specimen signature of each officer of Parent or Seller executing this Agreement and any other Transaction Document on behalf of Parent or Seller; (ii) a copy of Parent’s or Seller’s, as applicable, certificate of incorporation and bylaws, and all amendments thereto; and (iii) a copy of the resolutions of Parent’s and Seller’s directors authorizing the execution, delivery and performance of this Agreement and any other Transaction Document delivered by Parent or Seller;

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(i) limited liability company membership interest certificates, if such interests are certificated, evidencing the Company Equity, free and clear of Liens, duly endorsed in blank or accompanied by assignment of membership interest or other instruments of transfer duly executed in blank;

(j) the minute books, stock ledgers and registers and corporate seals, if any, of the Company and the Subsidiary;

(k) a non-foreign person affidavit that complies with the requirements of Treasury Regulations Section 1.1445-2(b)(2), executed by Seller and in form and substance reasonably satisfactory to Buyer;

(l) a copy of each consent and approval required pursuant to a Material Customer Contract, a Material Vendor Contract and pursuant to each agreement for Indebtedness, the list of which is attached hereto as Schedule 6.1(l);

(m) copies of written evidence and documentation, effective as of the Closing Date, evidencing the consummation of the Conversions;

(n) written evidence, effective as of the Closing Date, that the Equity Interests of Strong Digital are no longer owned by the Company or the Subsidiary; and

(o) such other documents and instruments as Buyer or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

6.2 Deliveries of Buyer. At the Closing, Buyer will execute and deliver or cause to be executed and delivered to Seller simultaneously with delivery of the items referred to in Section 6.1:

(a) evidence that concurrently with the consummation of the transactions contemplated by this Agreement, Buyer has initiated the payments required at Closing pursuant to Section 1.3(d);

(b) the Purchase Price Note, duly executed by Buyer;

(c) the Escrow Agreement, duly executed by Buyer;

(d) the Transition Services Agreement, duly executed by Buyer;

(e) a certificate of good standing (or equivalent) as of a date no earlier than thirty (30) days prior to Closing with respect to Buyer issued by the applicable Governmental Body in the state of Buyer’s organization;

(f) a certificate of the secretary of Buyer certifying as complete and accurate the following: (i) the incumbency and specimen signature of each officer of Buyer executing this Agreement and any other Transaction Document on behalf of Buyer; (ii) a copy of Buyer’s articles of organization and limited liability company operating agreement, and all amendments thereto; and (iii) a copy of the resolutions of Buyer’s board of directors or other governing body, as applicable, authorizing the execution, delivery and performance of this Agreement and any other Transaction Document delivered by Buyer; and

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(g) such other documents and instruments as Seller or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

Article 7

INDEMNIFICATION

7.1 Indemnification by Parent and Seller. Except as limited by Section 7.4, from and after the Closing, Parent and Seller, jointly and severally, shall indemnify, defend and hold harmless Buyer, the Company and the Subsidiary and their respective officers, directors, stockholders, members, managers, employees and agents (each, a “Buyer Indemnified Party”) from and against any and all Losses sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of: (a) any misrepresentation or breach of a representation or warranty made by Parent or Seller hereunder, including under Article 2 and Article 3 hereof; (b) any non-compliance with or breach by Parent or Seller of any of the covenants or agreements contained in the Transaction Documents to be performed by Parent or Seller at any time; (c) all Taxes (or the nonpayment thereof) of the Company and the Subsidiary for any Pre-Closing Tax Period and the pre-Closing portion of any Straddle Period (computed in the manner set forth in Section 8.1(c)(ii)); (d) all Taxes of any member of an affiliated, combined or unitary group of which the any of the Company and the Subsidiary is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, provincial, territorial or foreign law; (e) any and all Taxes of any Person (other than the Company and the Subsidiary) imposed on the Company or the Subsidiary as a transferee or successor, by Contract or pursuant to any Rule, which Taxes relate to an event or transaction occurring on or before the Closing Date; (f) any Seller Conversion Expenses, Seller Transaction Expenses and Indebtedness (other than Continuing Indebtedness) not paid on or prior to Closing; and (g) any obligations arising out of any guaranty by the Company or the Subsidiary of any contractual or other obligations owed by Strong Digital.

7.2 Indemnification by Buyer. From and after the Closing, Buyer agrees to indemnify, defend and hold Parent and Seller harmless from and against any and all Losses sustained or incurred by Parent or Seller relating to, resulting from, arising out of or otherwise by virtue of any misrepresentation or breach of a representation or warranty made herein by Buyer under Article 4 hereof or non-compliance with or breach by Buyer of any of the covenants or agreements contained in the Transaction Documents to be performed by Buyer.

7.3 Survival of Representations, Warranties, Covenants and Agreements. All representations and warranties of Buyer, Parent and Seller shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of eighteen (18) months following the Closing Date (the “Survival Period”); provided, however that the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.10, 2.17, 2.21, 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.3 and 4.7 (the “Fundamental Representations”) shall survive the execution and delivery of this Agreement for a period of six (6) years following the Closing Date; provided, however, that the representations and warranties contained in Section 2.10 shall survive the execution and delivery of this Agreement for the applicable statute of limitations plus ninety (90) days. Notwithstanding the foregoing, any claim for indemnification asserted prior to the expiration of the applicable Survival Period shall not thereafter be barred by the expiration of the applicable Survival Period and shall survive until final resolution of such claim. Covenants and agreements of the parties contained in this Agreement shall survive the execution and delivery of this Agreement in accordance with their respective terms.

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7.4 Limitations on Indemnities.

(a) Threshold. Parent and Seller shall not have any liability or obligation to the Buyer Indemnified Parties under Section 7.1(a) other than with respect to the Fundamental Representations unless and until the amount of Losses, in the aggregate, accrued pursuant to Section 7.1(a) is equal to or greater than $35,000 (the “Indemnity Threshold”), in which event Parent and Seller shall be required to pay or be liable for all such Losses in excess of the Indemnity Threshold. For the avoidance of doubt, the Indemnity Threshold shall not apply to any Losses arising out of a breach of a Fundamental Representation.

(b) Cap. With respect to a claim by a Buyer Indemnified Party for indemnity under Section 7.1(a), Parent’s and Seller’s liability for such claim shall be limited to the portion of the Indemnification Escrow Amount remaining at the time the Losses are incurred. With respect to a claim by a Buyer Indemnified Party for indemnity under Sections 7.1(b) through (g), Parent’s and Seller’s liability for such indemnity claim shall not exceed $4,375,000. Notwithstanding the foregoing, the foregoing limitations shall not apply to claims based on fraud. A Buyer Indemnified Party shall have no right to indemnification with respect to any Losses or alleged Losses to the extent such Losses are taken into account as a liability in the determination of Net Working Capital or has otherwise reduced the Purchase Price.

(c) Insurance; Tax Benefits; Other Benefits. The amount of any Losses payable by an Indemnifying Party under this Article 7 shall be net of: (i) amounts received by the Indemnified Party under its applicable insurance policies with respect to such Loss (determined after giving effect to any increase in premiums resulting therefrom and net of Taxes or other liabilities incurred by such Indemnified Party or any of its Affiliates as a result of such claim and out-of-pocket costs of collecting such insurance proceeds); (ii) any Tax benefit that is actually realized by the Indemnified Party resulting from or arising from the incurrence or payment of any such Loss in the taxable year in which such Loss occurs and the next taxable year; and (iii) any amounts received by the Indemnified Party from other sources. If an Indemnified Party receives any amounts under applicable insurance policies subsequent to its receipt of an indemnification payment by the Indemnifying Parties, then such Indemnified Party shall, without duplication, promptly reimburse the Indemnifying Parties for any payment made by such Indemnifying Parties up to the amount received by the Indemnified Party, provided that the aggregate amount of reimbursement payments to the Indemnifying Parties in respect of any such Loss shall not in any event exceed the aggregate indemnification payment received by the Indemnified Party from the Indemnifying Parties with respect to such Loss. For purposes of this Agreement, an Indemnified Party will be deemed to have realized a Tax benefit to the extent that the amount by which the Taxes that would have been payable by the Indemnified Party ignoring any items of deduction, credit or loss generated by the event giving rise to the Loss exceeds the amount of Taxes paid by the Indemnified Party taking into account any items of deduction, credit or loss generated by the event giving rise to the Loss, assuming that any such item of deduction, credit or loss is the last such item of deduction, credit or loss on any Tax Return. To the extent any Losses are included in the calculation of any adjustment to the Purchase Price pursuant to Section 1.4, such Losses shall not be the subject of an indemnification claim under Section 7.1 or Section 7.2 by any Indemnified Party.

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(d) Exclusive Remedy. The indemnification provided in this Article 7, subject to the limitations set forth herein, shall constitute the sole and exclusive remedy of the Buyer Indemnified Parties against Parent and Seller with respect to breach of the representations and warranties in this Agreement. Nothing in this Section 7.4(d) shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.12.

7.5 Notice and Determination of Claims. If any Person entitled to indemnification hereunder (an “Indemnified Party”) believes that it has sustained or incurred or is likely to sustain or incur any Losses, whether or not any applicable dollar limitation has been exceeded, such Indemnified Party shall so notify the party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) promptly in writing (the “Claim Notice”) specifying the basis hereunder upon which the Indemnified Party’s claim for indemnification is asserted and describing such Losses, the amount thereof, if known, or a good faith estimate of the amount. After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which a Person shall be entitled under this Article 7 shall be final and deemed an “Admitted Claim” upon any of the following events: (a) the Indemnifying Party does not contest such claim within thirty (30) days after delivery of the Claim Notice or any Indemnifying Party contest is subsequently withdrawn in its entirety by the Indemnifying Party, in which case the amount of the claim shall equal the amount set forth in the Claim Notice; (b) such claim is settled by the written agreement of the Indemnifying Party and the Indemnified Party, in which case the amount of the claim shall be equal to the amount set forth in such agreement; or (c) an Order shall have been issued with respect to such claim, in which case the amount of the claim shall be equal to the amount, if any, awarded to the Indemnified Party by such award or court with respect to such claim. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Article 7 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was materially damaged as a result of such failure to give timely notice vis-à-vis its rights and obligations hereunder or otherwise. Until such time as a claim shall (x) become an Admitted Claim or (y) be withdrawn by written notice delivered by the Indemnified Party to the Indemnifying Party, it shall be an “Unresolved Claim.” The amount of the Unresolved Claim shall be the amount set forth in the related Claim Notice.

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7.6 Third Party Claims. In the event that any Indemnified Party has a claim against any Indemnifying Party, for which such Indemnified Party has received notice that any Legal Proceeding has been asserted or commenced against it by a third party (a “Third Party Claim”), the following provisions shall apply:

(a) The Indemnified Party shall, with reasonable promptness, notify the Indemnifying Party of such Third Party Claim through a Claim Notice. The Indemnified Party’s failure to give reasonably prompt notice as required by this Section 7.6 of any Third Party Claim which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any Liability which the Indemnifying Party may have to the Indemnified Party, except to the extent the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

(b) If any Indemnified Party asserts a claim involving a Third Party Claim, the Indemnifying Party shall, within thirty (30) days from delivery of the Claim Notice (the “Notice Period”), notify the Indemnified Party (i) whether or not such Indemnifying Party disputes the Liability to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) if such Indemnifying Party does not dispute such Liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party’s interests. If, and for so long as, (x) the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party’s obligation to indemnify hereunder and desires to defend the Indemnified Party against such Third Party Claim, and (y) the Third Party Claim does not (1) involve criminal Liability or any admission of wrongdoing, (2) seek equitable relief or any other non-monetary remedy against the Indemnified Party, (3) involve any Governmental Body as a party thereto, or (4) involve a matter that the Indemnified Party reasonably believes an adverse determination with respect to the Legal Proceeding giving rise to such claim for indemnification would be materially detrimental to or injure the Indemnified Party’s reputation or future business prospects, then except as hereinafter provided, such Indemnifying Party shall have the right to defend against such Third Party Claim by appropriate proceedings with legal counsel reasonably acceptable to the Indemnified Party, which proceedings shall be promptly settled or diligently prosecuted by such party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement (I) includes a complete and unconditional release of the Indemnified Party and its Affiliates in respect of the Third Party Claim, (II) involves no admission of wrongdoing by the Indemnified Party or its Affiliates and (III) excludes any injunctive or non-monetary relief applicable to the Indemnified Party or its Affiliates. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at its sole cost and expense.

(c) If (i) the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, or fails to promptly settle or diligently defend such claims, or (ii) the terms of this Agreement do not permit the Indemnifying Party to defend the Indemnified Party against such Third Party Claim, or (iii) the Indemnified Party notifies the Indemnifying Party that there are actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Party, or (iv) the Indemnified Party has different or additional defenses available to it, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Third Party Claim in the Indemnified Party’s sole and absolute discretion; provided, however, that so long as the Indemnifying Party does not dispute its obligation to indemnify the Indemnified Party, the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all Losses of the Indemnified Party with respect thereto, including interest from the date such Losses were incurred, subject to the limitations set forth in this Agreement.

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(d) Notwithstanding anything to the contrary herein, an Indemnified Party may make a claim hereunder even where the Indemnified Party has not yet suffered Losses or where the full amount of any Losses is not yet known, provided the Claim Notice sets forth the basis for any such claim to the extent then feasible.

7.7 Manner and Treatment of Indemnity Payments. Any indemnification of any Buyer Indemnified Party, Parent or Seller pursuant to this Article 7 shall be effected by wire transfer of immediately available funds from Buyer, Parent or Seller, as the case may be, to an account designated in writing by the applicable Indemnified Party within ten (10) days after the final determination thereof; provided, however, that any indemnification of any Buyer Indemnified Party shall be satisfied first by a reduction from the Escrow Funds, and then by payment from Parent or Seller. In addition to any other remedies available to any Buyer Indemnified Party hereunder, if and to the extent that any Buyer Indemnified Party is entitled to be indemnified against any Losses pursuant to this Agreement, upon a final and non-appealable determination of such Losses, or by mutual agreement of the parties, Buyer shall have the right at Buyer’s option to withhold any monies owed by Buyer to Parent or Seller up to the amount of such Losses, and to offset such Losses against any amount payable by Buyer pursuant to this Agreement, the Purchase Price Note or otherwise. Any payments made to an Indemnified Party pursuant to this Article 7 shall be treated as an adjustment to the Purchase Price for Tax purposes, except as required by applicable Rules.

Article 8

TAX MATTERS

8.1 Preparation and Filing of Tax Returns.

(a) Seller shall prepare (or cause to be prepared) and file (or caused to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company and the Subsidiary that are due after the Closing Date for any tax period ending on or before the Closing Date. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, subject to applicable Rules, and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of Buyer. With the exception of the U.S. federal income Tax Return for the consolidated group of which Parent is the parent, Seller shall give a copy of each such Tax Return to Buyer at least thirty (30) days prior to filing for their review and comment and Seller shall make such revisions to such Tax Returns as are reasonably requested by Buyer and acceptable to Seller, which acceptance shall not unreasonably be withheld, delayed or conditioned. Buyer shall cause the Company and the Subsidiary to cooperate in connection with the preparation and filing of such Tax Returns, to timely pay the Tax shown to be due thereon (subject to indemnification from Seller pursuant to Section 7.1(c) above) and to furnish Seller proof of such payment. Unless otherwise required by applicable Rules, Buyer shall not amend or cause to be amended any Tax Return of any of the Company or the Subsidiary that was filed with respect to a Pre-Closing Tax Period without the written consent of Seller, which consent shall not unreasonably be withheld, delayed or conditioned.

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(b) Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company and the Subsidiary for taxable periods ending after the Closing Date.

(c) Parent and Seller, jointly and severally, shall be responsible for (i) any Taxes of the Company and the Subsidiary for all Pre-Closing Tax Periods and Tax Return preparation costs incurred by the Company and the Subsidiary with respect to Tax Returns for all taxable periods ending on or before the Closing Date and (ii) with respect to Taxes for Straddle Periods, (x) in the case of sales or use Taxes, value-added Taxes, employment or payroll Taxes, withholding Taxes, transfer Taxes and any Taxes based upon, or related to, income, profits or receipts, the amount of Taxes which would be payable if the taxable year ended with the Closing; and (y) in the case of other Taxes, the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the applicable Straddle Period. Buyer shall be responsible for costs and expenses incurred by the Company and the Subsidiary for preparation of the Tax Returns for all taxable periods ending after the Closing Date.

8.2 Tax Benefits. Notwithstanding anything in this Article 8 to the contrary, any Tax Benefits shall, to the maximum extent permitted by Rule, be reflected on the Tax Returns of the Company and the Subsidiary for Pre-Closing Tax Periods or the pre-Closing portion of Straddle Periods, as the case may be. Except as otherwise required pursuant to a determination (as defined in Section 1313 of the Code), none of the Company and the Subsidiary, Buyer or any of their respective Affiliates shall take any position inconsistent with such treatment.

8.3 Control of Audit or Tax Litigation. Subject to Section 7.6 and the last sentence of this Section 8.3, Seller shall control any audit or other Legal Proceeding regarding any Taxes for which Parent and Seller are or are likely to be required to indemnify the Buyer Indemnified Parties hereunder; provided, however, that Seller shall obtain the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of claim or ceasing to defend such claim; provided, further that Buyer (or applicable Buyer Indemnified Party) shall be entitled to participate in the defense of such claim and to employ counsel of their choice for such purpose, the fees and expenses of such separate counsel shall be borne solely by Buyer (or applicable Buyer Indemnified Party). Notwithstanding the foregoing, Seller shall not have the right to assume control of an audit or other Legal Proceeding regarding any Taxes that expressly (a) involves any criminal or quasi-criminal allegations or (b) seeks Losses in excess of $100,000, unless (i) the balance of the Indemnification Escrow Amount that is not subject to Unresolved Claims is greater than or equal to the amount of Losses at issue in such Tax matter or (ii) in the event the Losses at issue exceed the balance of the Indemnification Escrow Amount that is not otherwise subject to Unresolved Claims, then Seller shall deposit in escrow or provide a letter of credit or other form or security reasonably satisfactory to Buyer to secure any excess Losses sought in such Tax matter.

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8.4 Transfer Taxes. All liability for and payment of all sales, use, transfer, real property transfer, documentary, recording, gains, stock transfer, and similar Taxes and fees, and any deficiency, interest, or penalty asserted with respect thereto (collectively, “Transfer Taxes”), arising out of or in connection with the transactions effected pursuant to this Agreement, shall be shared 50% by Buyer and 50% by Parent and Seller (jointly and severally). Buyer shall timely file or cause to be filed all necessary documentation and Tax Returns with respect to such Transfer Taxes.

Article 9

MISCELLANEOUS

9.1 Public Announcements. Before Buyer, Parent or Seller shall release any information concerning this Agreement or the transactions contemplated hereby, which is intended for or may result in public dissemination thereof, such party shall furnish drafts of all documents or proposed oral statements to the other party, for comments, and shall not release any such information without the written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned. Nothing contained herein shall prevent any party hereto from releasing any information to any Governmental Body if required to do so by any Rules. The parties agree that the contents of this Agreement and the specific terms herein are confidential; provided, however, the parties may disclose the contents of this Agreement to their respective advisors and financing sources who have agreed to treat it as confidential.

9.2 Notices, Consents, etc. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by electronic transmission in .pdf format or similar format, by nationally recognized private courier, or by U.S. mail. Notices delivered by mail shall be deemed given three Business Days after being deposited in the U.S. mail, postage prepaid, registered or certified mail. Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by nationally recognized private courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by facsimile or by electronic transmission shall be deemed given on the first Business Day following receipt; provided, however, that a notice delivered electronic transmission shall only be effective if such notice is also delivered by hand, deposited in the U.S. mail, postage prepaid, registered or certified mail, or given by nationally recognized private courier on or before two Business Days after its delivery by facsimile or electronic transmission. All notices shall be addressed as follows:

If to Parent or Seller:

Ballantyne Strong, Inc.

4201 Congress Street, Suite 175

Charlotte, NC 28209

Attn: Mark Roberson, CEO

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with a copy to:

Kirton McConkie PC

50 E. South Temple

Salt Lake City, UT 84111

Attn: Alexander N. Pearson

If to Buyer:

SageNet LLC

10205 E 61st Street

Tulsa OK 74133

Attn: Daryl Woodard, CEO

with a copy to:

SageNetLegal@sagenet.com

Copy to:

Hirschler

2100 E. Main Street

Richmond, VA 23223

Attn: Roderick W. Simmons

9.3 Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on Buyer only if such amendment or waiver is set forth in a writing executed by Buyer, and provided that any such amendment or waiver will be binding upon Parent or Seller only if such amendment or waiver is set forth in a writing executed by Parent and Seller. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

9.4 Documents. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

9.5 Counterparts. This Agreement may be executed in two or more counterparts (including by means of telecopied, facsimile or pdf signature pages), any one of which need not contain the signatures of more than one party and all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

9.6 Expenses. Except as otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

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9.7 Choice of Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware without giving effect to provisions thereof regarding conflict of laws.

9.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by Parent, Seller or Buyer (by operation of law or otherwise) without the prior written consent of Buyer or Parent and Seller, as applicable, and any attempted assignment without the required consents shall be void; provided, however, that Parent and Seller hereby consent to the collateral assignment of this Agreement to any lender (whether current or future) providing financing to Buyer or any Affiliate; provided, further that each of Parent, Seller and Buyer hereby consents to the assignment of this Agreement to the successor of any of Parent or Seller, on the one hand, or the Buyer, the Company or the Subsidiary on the other hand, by merger, sale of an Equity Interest, sale of all or substantially all of the assets or by Rule.

9.9 Certain Rules of Construction.

(a) Unless the context of this Agreement otherwise requires, references in this Agreement to the plural include the singular and references to the singular include the plural. Additionally, whenever the context so requires, the masculine shall refer to the feminine and the neuter shall refer to the masculine or the feminine.

(b) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. And, “or” is inclusive and means “and/or”.

(c) The normal rules of construction that require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party has been represented by counsel in the drafting and negotiation of this Agreement.

(d) The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

(e) In addition to the words and terms elsewhere defined in this Agreement, certain capitalized words and terms used throughout this Agreement shall have the meanings given to them by the definitions and descriptions in this Section 9.9(e) unless the context or use indicates another or different meaning or intent.

“Accounting Firm” is defined in Section 1.5.

“Accounts Payable” means all notes (excluding Indebtedness) and accounts payable of the Company and the Subsidiary as determined in accordance with GAAP.

“Accounts Receivable” means all notes and accounts receivable of the Company and the Subsidiary as determined in accordance with GAAP.

“Adjustment Escrow Amount” is defined in Section 1.3(c).

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“Admitted Claim” is defined in Section 7.5.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. With respect to any natural person, the term Affiliate shall also include any member of said person’s immediate family, any family limited partnership for said person and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person’s immediate family is a beneficiary. With respect to any trust, the term Affiliate shall also include any beneficiary or trustee of such trust.

“Agreement” is defined in the Preamble.

“Allocation Schedule” is defined in Section 1.7.

“Balance Sheet” is defined in Section 2.7(a).

“Balance Sheet Date” is defined in Section 2.7(a).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Delaware.

“Buyer” is defined in the Preamble.

“Buyer Indemnified Party” or “Buyer Indemnified Parties” is defined in Section 7.1.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 and any amendment thereof, or administrative or other guidance or legislation published with respect thereto by any Governmental Body.

“Cash” means all cash in the bank, lock box and other accounts of the Company and the Subsidiary as of the Closing Date, calculated in accordance with GAAP, consistent with the past practices of the Company and the Subsidiary; provided, that (a) Cash shall exclude any Restricted Cash, and (b) for any Cash outside the United States and/or denominated in a currency other than United States dollars, the amount thereof shall be calculated (i) net of the cost (including any Tax cost) of repatriating such amounts to the United States and (ii) at the closing “spot rate” reported by Bloomberg as of the close of business on the date immediately preceding the Closing Date.

“Charter Documents” means the operating agreement, bylaws, articles of organization, articles of incorporation, certificate of incorporation, partnership agreements, all stockholder agreements, and resolutions or policies, if any, of an entity and all amendments thereto, including without limitation, all foreign equivalents thereof.

“Claim Notice” is defined in Section 7.5.

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“Closing” or “Closing Date” is defined in Section 1.3(a).

“Closing Estimate Payment” is defined in Section 1.3(b).

“Closing Statement” is defined in Section 1.5.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Equity” is defined in the Recitals.

“Confidential Information” is defined in Section 5.1.

“Continuing Indebtedness” is defined in Section 1.3(b).

“Contracts” means all contracts, agreements, instruments, arrangements, understandings and commitments, whether written or oral, of whatsoever kind or nature related to the operation of the business of the Company and the Subsidiary and to which any of the Company or the Subsidiary is a party or by which any of the Company or the Subsidiary is bound, including all leases, loan agreements, indentures, promissory notes, conditional letters of credit, guarantees, indemnity agreements and surety arrangements, distributor or sales agreements, agreements with third parties who fulfill service or warranty obligations on behalf of any of the Company or the Subsidiary and all agreements with suppliers or customers, including all sales, service and warranty agreements with customers.

“Conversions” means, collectively, the conversion of the Company from a Georgia corporation to a Georgia limited liability company and the conversion of the Subsidiary from a Georgia corporation to a Georgia limited liability company.

“Copyrights” is defined in the definition of Intellectual Property.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or epidemics, pandemic or disease outbreaks thereof.

“COVID-19 Financial Assistance” means any financial assistance program implemented by any Governmental Body under any COVID-19 Measures.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, shut down, closure, sequester or any other Rule or directive, mandated by any Governmental Body (including, for the avoidance of doubt, the interpretation or administration thereof by any Governmental Body charged with the enforcement, interpretation or administration thereof) in connection with or in response to COVID-19, including the CARES Act.

“Current Assets” means, on a consolidated basis, the current assets of the Company and the Subsidiary arising in the Ordinary Course of Business in accordance with GAAP, but excluding any Cash that results in any excess to the Net Working Capital Target and deferred Tax assets, as set forth on the Net Working Capital Schedule. For the avoidance of doubt, in the event that the Company or the Subsidiary has paid any expense that relates to a period that begins before the Closing Date and ends after the Closing Date (each, a “prepaid expense”), then Current Assets shall include an amount equal to the prepaid expense multiplied by a fraction, the numerator of which is the number of days after the Closing Date in such period and the denominator of which is the total number of days in such period.

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“Current Liabilities” means, on a consolidated basis, the current liabilities of the Company and the Subsidiary arising in the Ordinary Course of Business and accrued in accordance with GAAP, but excluding Short Term Operating Leases as set forth on the Net Working Capital Schedule.

“Discharged Indebtedness” is defined in Section 1.4(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Disputed Items” is defined in Section 1.5.

“Dollars” or “$” means United States Dollars.

“Employee Benefit Plans” is defined in Section 2.17(a).

“Enforceability Exceptions” is defined in Section 2.2.

“Environmental Law” means any foreign, federal, state, provincial, territorial or local statute, regulation, ordinance, rule of common law or other legal requirement in effect relating to human health, land use, chemical substances in the environment and/or the protection of the environment or natural resources, or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Canadian Environmental Protection Act, 1999 (S.C. 1999, c. 33) and the Occupational Health and Safety Act (Ontario) (R.S.O. 1990, Chapter O.1), as each has been amended and the regulations promulgated pursuant thereto.

“Environmental Permits” means all Permits required by Environmental Laws.

“Equity Interest” means, with respect to any Person, any share, capital stock, partnership, membership or similar interest or other indicia of equity ownership (including, any option, warrant, profits interests or similar right or right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing) in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“Escrow Agent” is defined in Section 1.3(c).

“Escrow Agreement” is defined in Section 1.3(c).

“Escrow Funds” is defined in Section 1.3(c)(ii).

“Final Closing Statement” is defined in Section 1.5.

“Financial Statements” is defined in Section 2.7(a).

“Foreign Benefit Plan” means each Employee Benefit Plan that is subject to the laws of any jurisdiction outside of the United States or covers any current or former employee, director, manager, officer or independent contractor of any of the Company or the Subsidiary who resides or primarily works outside of the United States.

“Fundamental Representations” is defined in Section 7.3.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as the date of determination as consistently applied by the Company and the Subsidiary.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, provincial, territorial, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Income Taxes” means any Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including any state franchise Taxes).

“Indebtedness” means at a particular time, without duplication, all liabilities of the Company and the Subsidiary, on a consolidated basis, with respect to (i) any obligations for borrowed money, or with respect to deposits or advances of any kind, and any prepayment premiums, penalties and any other fees and expenses paid to satisfy such indebtedness, (ii) any obligations evidenced by bonds, debentures, notes or similar instruments, (iii) any obligations upon which interest charges are customarily paid (excluding trade Accounts Payable), (iv) any obligations of others secured by any Lien (other than a Permitted Lien) on property or assets owned or acquired by the Company or the Subsidiary, whether or not the obligations secured thereby have been assumed, (v) the deferred purchase price of property or services (other than trade payables incurred in the Ordinary Course of Business), including the maximum amount of any earnout or similar payments (whether or not due as of the date of determination), “holdbacks” or similar payment, (vi) any obligations under interest rate or currency swap transactions (valued at the termination value thereof), (vii) any amounts owed with respect to drawn letters of credit issued for the account of the Company or the Subsidiary; (viii) Unpaid Income Taxes; (ix) any obligations under capitalized leases determined in accordance with GAAP or with respect to which the Company or the Subsidiary is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations such entity assures a creditor against loss, (x) any obligations payable to any Person triggered by the consummation of the transactions contemplated hereunder, and (x) any liability of others described in the preceding clauses (i) through (x) that the Company or the Subsidiary has guaranteed. For the avoidance of doubt, Indebtedness will not include any trade payables incurred in the Ordinary Course of Business that are reflected in the Final Closing Statement.

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“Indemnification Escrow Amount” is defined in Section 1.3(c).

“Indemnified Party” is defined in Section 7.5.

“Indemnifying Party” is defined in Section 7.5.

“Indemnity Threshold” is defined in Section 7.4(a).

“Intellectual Property” means all intellectual property rights owned or used by any of the Company or the Subsidiary arising from or in respect of the following, whether protected, registered, unregistered, created or arising under the laws of the United States, Canada or any other jurisdiction throughout the world, and all rights to enforce and to collect damages and obtain other remedies for past, present and future violations of such rights: (i) all patents and applications therefor, including continuations, divisionals, continuation-in-part, or reissues of patent applications and patents issuing thereon (collectively, “Patents”), (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, designs, Internet domain names, corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, “Marks”), (iii) all copyrights, whether published or unpublished works, which include literary works, software (including source code and object code), web site content, rights to compilations, collective works, data collections and rights therein, works of authorship and mask work rights; derivative works of any of the foregoing; and registrations and applications for registration for any of the foregoing (collectively, “Copyrights”), (iv) anything that would constitute a trade secret under applicable Rules, all discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary and confidential information, including customer and advertiser lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Company and the Subsidiary, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, “Trade Secrets”), and (v) all Software and Technology of any of the Company or the Subsidiary.

“Intellectual Property Licenses” means (i) any grant to a third Person of any right to use any of the Intellectual Property, and (ii) any grant to any of the Company or the Subsidiary of a right to use a third Person’s intellectual property rights.

“Interim Financial Statements” is defined in Section 2.7(a).

“Inventory” means all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories.

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“Leased Real Property” is defined in Section 2.9(b).

“Leases” is defined in Section 2.9(b).

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or proceedings by or before a Governmental Body, even where such proceedings were settled out of court or dismissed with or without prejudice by the applicable Governmental Body.

“Liability” means any liability or obligation of any kind or nature whatsoever of the Company or the Subsidiary, whether accrued, absolute, contingent or otherwise, whether known or unknown, asserted or unasserted, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise.

“Liens” means any claims, liens, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, servitudes, easements, encumbrances or security interests of any kind or nature whatsoever.

“Losses” means all Liabilities, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual damages or reasonable costs or reasonable expenses of any and all investigations, proceedings, judgments, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts).

“Marks” is defined in the definition of Intellectual Property.

“Material Adverse Effect” means, with respect to a Person, a material adverse effect on or change in the (i) business, assets, liabilities, condition (financial or otherwise), employees, prospects or results of operations of the applicable Person, or (ii) ability of such Person to perform its obligations under this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby or thereby in all material respects, but shall not include any effect arising from (x) changes in general industry conditions for the industry in which such Person conducts business or changes in the U.S. economy generally, including as a result of acts of war or terrorism, changes in GAAP, and changes in law or regulations, in each case which do not affect such Person in a manner materially different from other Persons in such industry or (y) changes resulting from the fact that the transactions contemplated by this Agreement have been publicly disclosed or are otherwise known to a Person.

“Material Contracts” is defined in Section 2.11.

“Material Satellite Services Customer” is defined in Section 5.2.

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“Net Working Capital” means (i) all Current Assets, minus (ii) all Current Liabilities of the Company and the Subsidiary on a consolidated basis, calculated in accordance with and using the same line items and adjustments as set forth on the Net Working Capital Schedule. For the avoidance of doubt, the determination of Net Working Capital will take into account only those components (i.e., line items) and adjustments reflected on the Net Working Capital Schedule and used in calculating the Net Working Capital Target (and without any change in or introduction of any new reserves), and without duplication to any items counted in the computation of Seller Conversion Expenses or Seller Transaction Expenses. The parties agree that the purpose of preparing and calculating the Net Working Capital hereunder is to measure changes in Net Working Capital without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from the Net Working Capital Schedule. The determination of Net Working Capital will entirely disregard (A) any and all effects on the assets or Liabilities of the Company and the Subsidiary as a result of the transactions contemplated hereby or of any financing or refinancing arrangements entered into at any time by Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated hereby, and (B) any of the plans, transactions, or changes which Buyer intends to initiate or make or cause to be initiated or made after the Closing with respect to the Company or the Subsidiary or their respective businesses or assets, or any facts or circumstances that are unique or particular to Buyer or any of its assets or Liabilities.

“Net Working Capital Schedule” is defined in Section 1.5.

“Net Working Capital Target” is defined in Section 1.2(c).

“Notice Period” is defined in Section 7.6(b).

“Objections Statement” is defined in Section 1.5.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the Company’s and the Subsidiary’s ordinary course of business consistent with its past custom and practice.

“PPACA” is defined in Section 2.17(m).

“Patents” is defined in the definition of Intellectual Property.

“Permits” means all permits, licenses, franchises and approvals of Governmental Bodies.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or for Taxes being diligently contested in good faith through appropriate proceedings and for which adequate reserves according to GAAP have been established, (ii) purchase money Liens and Liens securing rental payments under capital lease arrangements, (iii) mechanics’, materialmen’s, and similar Liens arising or incurred in the Ordinary Course of Business (other than in connection with breach or default), for sums that are not yet due or payable or, if due or payable, the payment of which is being timely contested in good faith by proper proceedings, in each case to the extent that adequate reserves have been established in accordance with GAAP, and (iv) Liens on balances contained in the Company’s and the Subsidiary’s deposit accounts supporting letters of credit issued in the Ordinary Course of Business.

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“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including any instrumentality, division, agency or department thereof).

“Personal Property Leases” is defined in Section 2.9(a).

“Plan Affiliate” means, with respect to any Person, any other Person that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first Person or that is a member of the same “controlled group” as the first Person pursuant to Section 4001(a)(14) of ERISA.

“PPP Loan” means a loan issued or obtained pursuant to paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Products” means any and all products developed, created, produced, marketed or sold by the Company or the Subsidiary, whether work in progress or in final form.

“Purchase Price” is defined in Section 1.2.

“Purchase Price Note” is defined in Section 1.3(b).

“Registered IP” is defined in Section 2.13(a).

“Release” has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), provided, however, that the exclusions in such statutory definition shall not apply.

“Restricted Cash” any amounts (i) held by a third party on deposit or in an escrow account or (ii) that are otherwise restricted.

“Rule” or “Rules” means any laws, statutes, rules, regulations, orders, judgment, injunction, decree or other decision of any Governmental Body.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor Rules pursuant thereto.

“Seller” is defined in the Preamble.

“Seller’s Knowledge” means the actual knowledge of Parent, Seller and Greg Davis, John Campbell, Mark Roberson and Kyle Cerminara, in each case after reasonable inquiry.

“Seller SEC Filings” is defined in Section 2.6(b).

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“Seller Conversion Expenses” means the third party fees and expenses (including legal, accounting, filing, expedited handling, mailing and other fees and expenses) payable by Parent, Seller, the Company or the Subsidiary arising from, incurred in connection with or incident to the Conversions in anticipation of the transactions contemplated hereby, including all Taxes incurred by Parent, Seller, the Company or the Subsidiary in connection with the Conversions. For the avoidance of doubt, the determination of Taxes incurred in connection with the Conversions shall only take into account items of taxable income solely attributable to the Conversions and shall take into account any net operating loss deductions or carryovers available to Parent, Seller, the Company or the Subsidiary to offset such items of taxable income.

“Seller Transaction Expenses” means the third party fees and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) payable by Parent, Seller, the Company or the Subsidiary arising from, incurred in connection with or incident to this Agreement and the transactions contemplated hereby, including bonuses, severance, termination, change-in-control, retention or other payments to directors, officers or employees made or triggered in connection with the transactions contemplated hereby, including any bonuses paid or payable to John Campbell or Greg Davis, and the employer portion of any payroll, social security, Canada Pension Plan, Quebec Pension Plan, unemployment, withholding, Medicare or similar Taxes related thereto.

“Short Term Operating Leases” means any amount owed by the Company over the next twelve (12) months with respect to the Toronto office lease and the Alpharetta warehouse lease.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

“Specified Party Agreements” means that certain Master Equipment Lease Agreement by and between the Subsidiary and Specified Party dated May 19, 2017, as subsequently assigned from the Subsidiary to Strong Digital, all amendments, supplements or modifications thereto, and all Schedules (as defined therein) and other documents executed in connection therewith.

“Specified Party Escrow Amount” is defined in Section 1.3(c).

“Specified Party Payment” is defined in Section 5.2.

“Straddle Period” means any Tax period that begins before the Closing Date and ends after the Closing Date.

“Strong Digital” means Strong Digital Media, LLC, a Delaware limited liability company.

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“Subsidiary” means Convergent Media Systems LLC, a Georgia limited liability company.

“Survival Period” is defined in Section 7.3.

“Tax” or “Taxes” means (i) any federal, state, provincial, territorial, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, ad valorem, escheat, unclaimed or abandoned property, severance, stamp, occupation, premium, profits, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, employment (including Canada Pension Plan and Quebec Pension Plan contributions and Employment Insurance premiums), unemployment, disability, payroll, license, employee or other withholding, or other tax, similar governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any law or Governmental Body, whether disputed or not, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (iii) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (iv) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise.

“Tax Act” means the Income Tax Act (Canada), as amended.

“Tax Benefits” means all federal, state, provincial, territorial and local income Tax Losses, deductions, expenses or similar items incurred or deductible by the Company and the Subsidiary as a result of, in connection with the transactions contemplated by this Agreement that have been paid at or before the Closing or are otherwise taken into account in calculating the Net Working Capital, including Losses, deductions, expenses related to (a) the payment of any change in control or stay bonuses, or similar compensatory amounts, to employees or other service providers to the Company or the Subsidiary and any other amounts triggered by the consummation of the transactions contemplated by this Agreement; (b) the acceleration of deferred financing fees related to the repayment of Indebtedness; and (c) the payment of any fees or other expenses associated with the transactions contemplated by this Agreement that are not required to be capitalized, including the Seller Transaction Expenses.

“Tax Returns” means returns, declarations, elections, forms (including estimated Tax), reports, claims for refund, information returns or other documents (including any related or supporting schedules, supplements, attachments, statements or information) filed or issued, or required to be filed or issued, in connection with the determination, assessment or collection of any Taxes of any party or in connection with the administration of any laws, regulations or administrative requirements relating to any Taxes including any amendment thereof.

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“Technology” means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used or useful in the design/development, reproduction, maintenance or modification of, any of the Products.

“Third Party Claim” is defined in Section 7.6.

“Trade Secrets” is defined in the definition of Intellectual Property.

“Transaction Documents” means all agreements, documents, instruments, and certificates contemplated by this Agreement or being executed or delivered pursuant to or in connection with the consummation of the transactions contemplated by this Agreement, including this Agreement.

“Transfer Taxes” is defined in Section 8.4.

“Transition Taxes” means the present value of the taxes on accumulated foreign earnings owed by the Company or any of the Subsidiary under Section 965 of the Code.

“Unaudited Financial Statements” is defined in Section 2.7(a).

“Unpaid Income Taxes” means the aggregate unpaid Income Taxes that would be owed by the Company or the Subsidiary, if any, attributable to taxable periods ending on or prior to the Closing Date, determined by (A) assuming the applicable Tax Returns were due no later than the close of business on the Closing Date and the amounts shown as owing thereon were due at the close of business on the Closing Date; (B) excluding (i) Tax deductions, (ii) net operating losses, (iii) any liabilities for accruals or reserves established or required to be established under GAAP methodologies that require the accrual for uncertain Tax positions, (iv) any Income Taxes to the extent the amount of such Income Taxes is taken into account in Seller Conversion Expenses or Seller Transaction Expenses that remain outstanding as of the Closing and (v) all deferred tax assets and liabilities (within the meaning of GAAP and subject to this paragraph); and (C) including (i) any Taxes for which payment has been extended or deferred, (ii) Transition Taxes and (iii) Taxes arising from any of the transactions contemplated herein, including Taxes from any amount of income, gain, deduction or loss to be recaptured; provided that the amount of Unpaid Income Taxes shall not be less than $0 (zero).

“Unresolved Claim” is defined in Section 7.5.

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9.10 Entire Agreement. The Transaction Documents, the Preamble, the Recitals and all the Schedules (including the Disclosure Schedules) and Exhibits attached to this Agreement (all of which shall be deemed incorporated in the Agreement and made a part hereof) and the Confidentiality Agreement set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

9.11 Third Parties. Except as expressly set forth herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

9.12 Specific Performance. The parties acknowledge and agree that the breach of this Agreement by Parent or Seller, on the one hand, and Buyer, on the other hand, would cause irreparable damage to other party for which there would be no adequate remedy at law. Therefore, the obligations of the parties under this Agreement shall be enforceable by injunctive relief to restrain a breach or threatened breach, or by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

9.13 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.14 Delivery by Electronic Transmission. This Agreement and any other Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use electronic transmission to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

9.15 Currency. Except as otherwise expressly provided in this Agreement or any other Transaction Document, all dollar amounts referred to in this Agreement or any other Transaction Document are stated in U.S. Dollars.

(Remainder of Page Intentionally Left Blank; Signature Page Follows.)

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The parties have executed this Equity Purchase Agreement as of the date indicated in the first sentence of this Agreement.

BUYER:	SAGENET LLC, an Oklahoma limited liability company

	By:	/s/ Daryl Woodard
	Name:	Daryl Woodard
	Title:	CEO

COMPANY:	CONVERGENT, LLC
a Georgia limited liability company

	By:	SDM Holdco, Inc.
	Its:	Member

	By:	/s/ Mark Roberson
	Name:	Mark Roberson
	Title:	CEO

PARENT:	BALLANTYNE STRONG, INC.,
a Delaware corporation

	By:	/s/ Mark Roberson
	Name:	Mark Roberson
	Title:	CEO

SELLER:	SDM HOLDCO, INC.,
a Delaware corporation

	By:	/s/ Mark Roberson
	Name:	Mark Roberson
	Title:	CEO

[Signature Page – Equity Purchase Agreement]